Exhibit 10.1

300 GALLERIA

ATLANTA

OFFICE LEASE AGREEMENT

TABLE OF CONTENTS

1.	Term and Possession.
2.	Monthly Rental.
3.	Tenant Allowance.
4.	Occupancy and Use.
5.	Compliance with Laws.
6.	Alterations.
7.	Repair/Maintenance.
8.	Liens.
9.	Assignment and Subletting.
10.	Insurance and Indemnification.
11.	Waiver of Subrogation.
12.	Service and Utilities.
13.	Estoppel Certificate.
14.	Holding Over and Short Term Extension.
15.	Subordination.
16.	Re-Entry by Landlord.
17.	Insolvency or Bankruptcy.
18.	Default and Remedies.
19.	Damage by Fire, Etc.
20.	Condemnation.
21.	Sale by Landlord.
22.	Right of Landlord to Perform.
23.	Surrender of Premises.
24.	Waiver.
25.	Notices.
26.	Certain Rights Reserved to the Landlord.
27.	Communicating Equipment.
28.	Successors and Assigns.
29.	Attorneys’ Fees.
30.	Corporate Authority.
31.	Signage
32.	Miscellaneous.
33.	General Reasonableness [Intentionally omitted].
34.	Quiet Enjoyment.
35.	Landlord’s Liability.
36.	Parking.
37.	No Estate.
38.	Lease Effective Date.
39.	Rules and Regulations.
40.	Health Club/ Food Service.
41.	Bond Lease
42.	Cessation of Services.
43.	Brokerage Commissions.
44.	Reciprocal Indemnification.
45.	Competing Tenants.
46.	Name of Building.
47.	Exculpation

Exhibit “A”	Rules and Regulations
Exhibit “B”	Estoppel Certificate
Exhibit “C”	Floor Plan of Demised Premises
Exhibit “D”	Cleaning Specifications
Exhibit “E”	Security Services
Exhibit “F”	Subordination Agreement, Acknowledgement of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement
Exhibit “G”	Parking Spaces
Exhibit “H”	Engineering Services

THIS LEASE is made as of the 16th day of January, 2004 between 300 Galleria Parkway Associates, a Texas limited partnership (hereinafter called “Landlord”) and Worldspan, L.P., a Delaware limited partnership (hereinafter called “Tenant”).

WITNESSETH:

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those premises (hereinafter called “Premises”) shown on Exhibit “C” attached hereto (shaded in blue) and made a part thereof, being located in Atlanta Galleria Office Tower No. 300, a multistory office building (the “Building”) constructed on a parcel of land (the “Property”) bounded by I-285 on the North, I-75 on the East, U.S. 41 on the West and Akers Mill Road on the South.  Tenant’s Federal Tax Identification Number is 43-1534250.

Premises:	Atlanta Galleria-Office Tower No. 300
300 Galleria Parkway
Atlanta, Cobb County, Georgia
Suite 2100
	Square Feet:	278,532 total, comprised of:
	Floor 3:	15,142 rentable square feet
	Floor 4:	21,649 rentable square feet
	Floor 5:	23,075 rentable square feet
	Floor 10:	9,052 rentable square feet
	Floor 11:	23,139 rentable square feet
	Floor 14:	23,139 rentable square feet
	Floor 15:	23,139 rentable square feet
	Floor 16:	23,139 rentable square feet
	Floor 17:	23,291 rentable square feet
	Floor 18:	23,431 rentable square feet
	Floor 19:	23,431 rentable square feet
	Floor 20:	23,431 rentable square feet
	Floor 21:	23,474 rentable square feet

Subject to adjustment as provided in Section 1(b) and Section 1(c) below

1.                                      Term and
Possession.

(a)                                  The term of the Lease shall be for eleven (11) years (or until sooner terminated as herein provided) (the “Lease Term”), beginning on January 1, 2004, and terminating on December 31, 2014, as the same may be extended as set forth in Section 2(d) below.

(b)                                 Expansion Rights.

(i)                                     Right of First Refusal - Floors 8, 9, 10 and 12.  Landlord does hereby grant unto Tenant, upon the terms and conditions hereinafter set forth, the right of first refusal (individually, an “Expansion Option” and collectively, the “Expansion Options”), exercisable as hereinafter set forth, covering all space that becomes available (subject to the following provisions and to any pre-existing rights currently held by another tenant or tenants in the Building as of the date of this Lease and to renewal rights granted to any future third party tenants on the 8th, 9th, 10th and 12th floors of the Building that were contained in the offers by such third party tenants) after the expiration of any third party tenant lease (a “Third Party Lease”; such date of expiration, a “Third Party Lease Expiration Date”) on the 8th, 9th, 10th, and 12th Floors of the Building or portions thereof (the “Expansion Space”).  Tenant shall not have the right to exercise an Expansion Option, and Landlord shall not be obligated to provide notice as provided in Section 1(b)(ii) below, for a period of six (6) months after Tenant’s notice of its exercise of a Contraction Option in accordance with Section 1(c) below, and further provided, however, that in the event Tenant, prior to the Contraction Date (as defined in Section 1(c) below) applicable to Tenant’s exercise of a Contraction Option, exercises an Expansion Option, then in such event the per square foot Monthly Rental for such Expansion Space shall in no event be less than the per square foot Monthly Rental Tenant is required to pay at any corresponding point in time pursuant to Section 2(a) hereof.

(ii)           Procedures for Exercise of Expansion Option.

a.                                       If Landlord has received a bona fide offer from another tenant for such Expansion Space (other than the tenant then occupying such Expansion Space), Landlord shall provide Tenant a copy of such offer, and Tenant shall have the option to lease such Expansion Space upon the same terms and conditions as contained in such offer provided that in the event the term of such bona fide offer shall extend past the term of this Lease, then such term shall be modified (subject to Section 1(b)(v) below) to provide that the term for such Expansion Premises shall be co-terminous with the Lease Term, and any tenant improvement allowances, free rent/rent abatements or other concessions contained in such bona fide third party offer shall be equitably prorated.  If Tenant desires to exercise its Expansion Option pursuant to this Section 1(b)(ii)a., Tenant must deliver written notice to Landlord within fifteen (15) days after Tenant’s receipt of such third-party offer, and if Tenant fails to deliver notice of Tenant’s desire to exercise such Expansion Space, Tenant shall be deemed to have waived such Expansion Option with respect to such Expansion Space.  If Tenant timely exercises its Expansion Option with respect to such Expansion Space pursuant to this Section 1(b)(ii)a., Landlord shall deliver such applicable Expansion Space to Tenant in accordance with the terms of such bona fide third-party offer.  Tenant shall have no right to exercise any Expansion Option with respect to less than all of the applicable Expansion Space.  In no event shall Tenant’s rights under this Section 1(b)(ii)a. apply to an offer by a tenant to continue to lease such Expansion Space then leased by such tenant, provided that nothing in this sentence shall limit Tenant’s rights under Section 1(b)(ii)b. below.

b.                                      With respect to Expansion Space that is occupied by a tenant who does not have a right of renewal, or who has waived its right of renewal (by, for example, not exercising it within the required time period), Landlord shall notify Tenant no later than one hundred eighty (180) days prior to the Third Party Lease Expiration Date applicable to such Expansion Space.  If Tenant desires to exercise its Expansion Option pursuant to this Section 1(b)(ii)b., Tenant must deliver written notice to Landlord within thirty (30) days after receipt of Landlord’s notice of the Third Party Lease Expiration Date, and if Tenant fails to deliver notice of Tenant’s election to lease such Expansion Space, Tenant shall be deemed to have waived such Expansion Option with respect to such Expansion Space.  If Tenant timely exercises its Expansion Option with respect to such Expansion Space pursuant to this Section 1(b)(ii)b., Landlord shall deliver such applicable Expansion Space to Tenant at the expiration of the existing tenant’s term with respect to such Expansion Space, or as otherwise agreed to by Landlord and Tenant.  Tenant shall have no right to exercise any Expansion Option with respect to less than all of the applicable Expansion Space.  Tenant’s Expansion Option pursuant to this Section 1(b)(ii)b. shall be at the Market Rental Rate (as defined and determined as set forth below) and for the remaining term of this Lease, and otherwise on the same terms and conditions contained in this Lease.  Within thirty (30) days after Tenant’s notice of its election to exercise the applicable Expansion Option pursuant to this Section 1(b)(ii)b., Landlord shall provide Tenant with written notice of Landlord’s estimate of the Market Rental Rate.  Within ten (10) days after Tenant’s receipt of Landlord’s estimate of the Market Rental Rate, Tenant shall indicate in writing its acceptance or rejection of such estimate, and, if rejected, Landlord and Tenant shall negotiate in good faith for fifteen (15) days to agree upon the Market Rental Rate.  If Landlord and Tenant shall fail to agree upon the Market Rental Rate after such fifteen (15) day period, the Market Rental Rate shall be determined in accordance with subsection (iv) below.

c.                                       Notwithstanding any provisions to the contrary in this Lease, the Expansion Options set forth in Sections 1(b)(i) and 1(b)(ii) hereof shall apply, and may be exercisable by Tenant, only in the event that Worldspan, L.P., or Worldspan, L.P.’s successor under a Permitted Transfer (as hereinafter defined), is leasing and occupying all or a portion of the Premises for the purpose of conducting business therein.

(iii)                               Notification Agreement - Vacant Space in Building.  For so long as Tenant has at least three (3) years remaining on its Lease Term,

including any renewal term that has been exercised by Tenant, but excluding any unexercised renewal term, Landlord, upon the written request of Tenant, shall, on or before January 15 of each calendar year, make Tenant aware of all unleased space in the Building and all space that Landlord anticipates will become available for lease within such calendar year and that is not then subject to (a) rights of renewal, (b) options to lease, or (c) rights of first refusal or similar rights granted to others (such space, the “Notification Space”).  Tenant shall then have the right to identify in writing to Landlord within thirty (30) days after Landlord’s notice to Tenant of any of such Notification Space that Tenant would consider leasing, and, in such event, Landlord shall for a period of thirty (30) days thereafter negotiate in good faith with Tenant as to Tenant’s leasing of such identified Notification Space.

(iv)                              Determination of Market Rental Rate.  If Landlord and Tenant cannot agree on the Market Rental Rate within the time period established pursuant to Section 1(b)(ii)b. above or Section 1(d) below, they shall each appoint a Qualified Broker (as hereinafter defined) within ten (10) days of their failure to agree, and submit to each other and their respective Qualified Brokers their respective final estimates of the Market Rental Rate.  The two Qualified Brokers shall together select a third Qualified Broker within ten (10) days of their appointments, and the majority of the three Qualified Brokers shall select which of either Landlord’s or Tenant’s estimate of the Market Rental Rate most accurately reflects the true Market Rental Rate, which decision shall be final and binding upon the parties hereto.  In the event the Landlord’s or Tenant’s Qualified Brokers cannot agree upon the third Qualified Broker, then they shall apply to the then president of the Atlanta Board of Realtors for the selection of the third Qualified Broker who meets all of the qualifications set forth herein, which selection shall be made within fifteen (15) days after such application.  The Qualified Broker selected by the president of the Atlanta Board of Realtors shall be a person who has not previously acted in any capacity for either party, its affiliates or leasing agents.  To the extent not inconsistent with the foregoing, the arbitration procedure shall be governed by the rules of the American Arbitration Association.  Each party shall pay the cost and expenses of its own selected Qualified Broker and shall share equally in the costs and expenses of the third Qualified Broker.  For the purposes of this Lease, the “Market Rental Rate” shall mean the arm’s length fair market annual base rental rate per rentable square foot under leases and amendments entered into on or about the date on which the rate is being determined hereunder (which Market Rental Rate shall also include annual or other periodic escalations thereof, if any, determined in a manner consistent with this Article).  The determination of the Market Rental Rate shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs, existing improvements and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes.  The determination of the Market Rental Rate shall also take into consideration all other relevant factors, including, without limitation, size of leased premises, Tenant’s creditworthiness, whether a brokerage commission is payable by Landlord and the location and/or floor level within the Building.  All comparable valuation figures used by the Qualified Brokers shall utilize comparables from comparable buildings in the Galleria Project (as hereinafter defined).  As used herein, a “Qualified Broker” shall mean a commercial real estate broker with no less than ten (10) years experience valuing and leasing Class “A” commercial office real estate, with no less than the last six (6) years of which being conducted in the Atlanta, Georgia area.

(v)                                 Additional Space Part of Premises.  The Expansion Space or Notification Space leased pursuant to this Section 1(b) shall become a part of the Premises and, except as specifically provided herein, shall be subject to the provisions of this Lease applicable thereto, without any modifications thereto and the term shall commence for such as specifically set forth in this Section 1(b).   Tenant shall not be considered to have utilized such space for the purpose of general office use solely as the result of construction of leasehold improvements or installing furnishings or fixtures in such space.  Notwithstanding anything herein to the contrary, in no event shall Landlord be required to lease Expansion Space or Notification Space to Tenant pursuant to this Section 1(b) for a lease term of less than three (3) years.

(vi)                              Substitution for Expansion Space.  In the event Tenant has exercised any Contraction Option pursuant to Section 1(c) below and subsequently exercised an Expansion Option for an entire floor in the Building, Landlord shall have the right to substitute for such full floor Expansion Space an entire floor of Contraction Space, and in such event this Lease shall be deemed to be automatically revised to reflect such substitution.

(c)                                  Contraction.  So long as there is no Event of Default then existing, Landlord hereby grants to Tenant and Tenant shall have the right and options (each, a “Contraction Option”) on the dates set forth below (each, a “Contraction Date”), to reduce the size of the Premises as follows:

Date of Contraction	Square Feet	Floor
December 31, 2004	24,431 RSF	18th Floor
December 31, 2005	24,431 RSF	17th Floor
December 31, 2006	23,291 RSF	16th Floor
December 31, 2007	23,139 RSF	15th Floor
December 31, 2008	23,139 RSF	14th Floor
December 31, 2009	23,139 RSF	19th Floor

Tenant shall exercise such rights to reduce the size of the Premises, if at all, by (i) providing Landlord with written notice of Tenant’s election to reduce the size of the Premises at least twelve (12) months prior to the applicable Contraction Date and (ii) specifying in such notice the applicable floor or floors of the Premises (in accordance with the following provisions of this Section 1(c) to be eliminated from the Premises (the “Contraction Space”) and the location of such space (the remaining Premises as reduced by the Contraction Space, herein called the “Premises”).

The Contraction Space shall be determined by applying the following rules:

(i)                                     Tenant’s Contraction Options shall be cumulative in the event that Tenant does not exercise a Contraction Option in any year.  As a point of clarification, in the event Tenant does not exercise the Contraction Option effective on December 31, 2004 for the 18th Floor, it may contract on December 31, 2005 by both the 18th and 17th Floors.  Further as an example, in the event no floors have been contracted pursuant to this Section 2(c) by December 31, 2008, then Tenant shall have the option of contracting all six (6) floors effective December 31, 2009 by providing notice by December 31, 2008.

(ii)                                  Tenant shall elect each Contraction Option in full floor increments only beginning with the 18th floor and proceeding in the following order only:  17th floor, 16th floor, 15th floor, 14th floor and 19th floor; and

(iii)                               On or before the applicable Contraction Date, Tenant shall reimburse Landlord for any unamortized commissions, as of the applicable Contraction Date, paid by Landlord (such amount to be amortized over 10 years commencing January 1, 2005 at an interest rate of 9% per annum) and attributable to such Contraction Space.

Upon the giving of a contraction notice by Tenant, this Lease shall terminate with respect to the portion of the Contraction Space eliminated therefrom as a result of such reduction at 11:59 p.m. on the applicable Contraction Date as fully and completely as if such date were the date herein originally fixed for the expiration of the Term with respect to such space, and Tenant shall remain liable for all obligations and undertakings of Tenant under this Lease through such Contraction Date; provided, however, that as of such Contraction Date the Monthly Rental and Tenant’s Prorata Share of Operating Expenses shall be recalculated to reflect the resulting reduced size of the Premises.  Notwithstanding the foregoing, Tenant may revoke a contraction notice pursuant to this Section 1(c) by giving written notice to Landlord on or before the Contraction Date applicable to such proposed contraction, and, in such event, such revocation shall apply to all portions of the Contraction Space that were covered by such proposed contraction except for such portions of the Contraction Space as to which Landlord has entered into a lease or leases with one or more third parties as of the date Landlord receives such notice of revocation from Tenant.

(d)                                 Option to Renew or Extend.  Tenant is hereby granted and shall have, if no Event of Default has occurred and is continuing at the time, two (2) separate options of five (5) years each (individually, a “Renewal Term” and collectively, the “Renewal Terms”) to renew or extend the Lease Term (individually, a “Renewal Option” and collectively, the “Renewal Options”) with respect to all of the Premises then leased.  The first Renewal Term shall commence at the expiration of the initial term of this Lease and the second Renewal Term shall commence at the expiration of the prior Renewal Term.  Tenant shall exercise its Renewal Options not later than eighteen (18) months prior to the expiration of the initial term or the expiration of the prior Renewal Term, as the case may be.  If Tenant fails to give the aforesaid notice for any given Renewal Option within the time permitted, then Tenant’s rights with respect to such Renewal Option and all future Renewal Options, if any, shall automatically terminate.  Each such renewal shall be upon all of the terms and conditions of this Lease except as hereinafter provided with respect to the Monthly Rental payable under Section 2(a) of this Lease.  Within thirty (30) days of

Landlord’s receipt of Tenant’s notice, Landlord must deliver to Tenant a Renewal Term proposal which shall contain Landlord’s good faith determination of the Market Rental Rate for the applicable Renewal Term.  If Tenant shall dispute Landlord’s proposed Market Rental Rate, and if Landlord and Tenant shall thereafter fail to agree upon the Market Rental Rate within the fifteen (15) day period following delivery of Landlord’s Renewal Term proposal, the Market Rental Rate shall be determined in accordance with subsection 1(b)(iv) above.

(e)                                  Premises “As Is”.  Tenant accepts the Premises in their “as is” condition and as satisfactory for Tenant’s use.  Landlord shall have no obligation to make any additional improvements or alterations to the Premises except as otherwise provided herein.

2.                                      Monthly Rental.

(a)                                  Tenant shall pay to Landlord throughout the term of this Lease in advance on the first day of each month during every year of the term hereby demised in lawful money of the United States, without deduction or offset except as expressly set forth herein, to Landlord or to such other firm as Landlord may from time to time designate in writing rent (the “Monthly Rental”) as follows:

(i)                                     For the period commencing January 1, 2004 and continuing through December 31, 2004, Tenant shall pay to Landlord annual rental of $5,297,678.64 payable in equal Monthly Rental installments of $441,473.22, reflecting a per square foot rental rate of $19.02.

(ii)                                  For the period commencing January 1, 2005 and continuing through December 31, 2005, Tenant shall pay to Landlord annual rental of $3,367,451.88 payable in equal Monthly Rental installments of $280,620.99, reflecting a per square foot rental rate of $12.09.

(iii)                               For each subsequent year of the term of this Lease, commencing January 1, 2006, the annual Monthly Rental payable shall be increased by multiplying said Monthly Rental payable in the preceding calendar year by One Hundred Two percent (102%), and the product so achieved shall be the Monthly Rental for the current year.  This process and rental increase shall be accomplished for each subsequent year of this Lease and any option, renewal or extension of this Lease and shall be adjusted for any exercised Expansion Space, Notification Space or Contraction Space added to or subtracted from the Premises.  The per square feet Monthly Rental for subsequent lease years as calculated in accordance with this subsection, calculated using the square footage of the Premises as of the date of this Lease (278,532) prior to the exercise of any Expansion Option or Contraction Option or the taking of any Notification Space, shall be as follows:

Lease Year	Rent PRSF	Annual Rent	Monthly Rental
January 1, 2006 - December 31, 2006	$12.33 PRSF	$3,434,299.56	$286,191.63
January 1, 2007 - December 31, 2007	$12.58 PRSF	$3,503,932.56	$291,994.38
January 1, 2008 - December 31, 2008	$12.83 PRSF	$3,573,565.56	$297,797.13
January 1, 2009 - December 31, 2009	$13.09 PRSF	$3,645,983.88	$303,831.99
January 1, 2010 - December 31, 2010	$13.35 PRSF	$3,718,402.20	$309,866.85
January 1, 2011 - December 31, 2011	$13.62 PRSF	$3,793,605.84	$316,133.82
January 1, 2012 - December 31, 2012	$13.89 PRSF	$3,868,809.48	$322,400.79
January 1, 2013 - December 31, 2013	$14.17 PRSF	$3,946,798.44	$328,899.87
January 1, 2014 - December 31, 2014	$14.45 PRSF	$4,024,787.40	$335,398.95

(iv)                              Until notified otherwise, Tenant shall submit all payments to the following address:

300 Galleria Parkway Associates

Post Office Box 930906

Atlanta, Georgia 31193-0906 or

(v)                                 Tenant may use the Electronic Fund Transfer method and wire rental payments to:

Account Name:             300 Galleria Parkway Associates, LP

Bank Name:                            Wachovia National Bank

Atlanta, GA

Routing & Transit:     061000227

Account Number:                       2052700181275

Tenant must notify Landlord of wire using one of the following methods:  fax to Childress Klein Properties, Attn:  Vicki Smith, (770) 859-1299 or e-mail:  to Vicki_Smith@childressklein.com.  Wiring instructions are subject to change upon notification of Landlord.  If this Lease commences or ends on a day other than the first day of a calendar month, the Monthly Rental for the fractional month shall be appropriately prorated.

(b)           Tenant recognizes that late payment of any rent or other sum due hereunder from Tenant to Landlord will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain.  Tenant therefore agrees that if rent or any other payment due hereunder from Tenant to Landlord remains unpaid five (5) days after said amount is due, the amount of such unpaid rent or other payment shall be increased by a late charge to be paid to Landlord by Tenant in an amount equal to two and one-half percent (2.5%) of the amount of the delinquent rent or other payment.  The amount of the late charge to be paid to Landlord by Tenant for any month shall be computed on the aggregate amount of delinquent rents and other payments, including all accrued late charges then outstanding, and shall be deemed to be rental for all purposes hereunder.  Tenant agrees that such amount is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of such late payment by Tenant and may be charged by Landlord to defray such loss and expense.  The provisions of this paragraph in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this paragraph in any way affect Landlord’s remedies pursuant to Paragraph 18 of this Lease in the event said rent or other payment is unpaid after the date due.

(c)           Rent Abatement.  Provided no Event of Default exists, Landlord shall abate all Monthly Rental and Tenant’s Prorata Share of Operating Expenses payable for the following months.  The applicable abatement amount, subject to adjustments as hereinafter provided, shall be calculated by multiplying the total square footage of the Premises by the following per square foot rental rates:

Abatement Month	Abated Rent PRSF
February, 2004	$2.30 per rentable square foot
February, 2005	$1.73 per rentable square foot
February, 2006	$1.78 per rentable square foot
February, 2008	$1.86 per rentable square foot

During the entirety of each such month, no Monthly Rental or Tenant’s Prorata Share of Operating Expenses shall be due from Tenant, provided that Landlord and Tenant shall make adjustments for any rents so abated in excess of or in deficiency of actual rental which is due in such month determined after calculating Tenant’s Prorata Share of actual Operating Expenses in accordance with subsection 2(d) below, and further provided that in no event shall such abatement result in any cash payment required by Landlord to Tenant, it being the intent of Landlord and Tenant that any amounts owing from Landlord to Tenant after such adjustments shall instead be credited against the next monthly payment of Tenant’s Prorata Share of Operating Expenses due from Tenant.

(d)           In addition to the rent provided for above, Tenant shall pay as additional rent hereunder Tenant’s Prorata Share as hereinafter defined and as further provided below; provided, however, that Landlord and Tenant acknowledge and agree that the provisions of Tenant’s current lease for the Premises, dated as of December 6, 1995, as amended (the “Current Lease”), regarding the definition and calculation of Operating Expenses are incorporated herein and, notwithstanding that the Current Lease is otherwise superseded by this Lease, shall, during the calendar year 2004 only, and only in the event that the provisions of the Current Lease regarding calculation of Operating Expenses differ from the provisions of this Section 2(d), control over the provisions of this Section 2(d), so that the Operating Expenses as determined under this Lease for calendar year 2004 shall in all events be the same as the Operating Expenses for such year as would be determined under the Current Lease:

(i)            As used herein, the term “Tenant’s Prorata Share” shall mean the Operating Expenses for the period (prorated in the case of partial years) from multiplied by a fraction, the numerator of which shall be the net rentable area of the Premises, which as of the commencement date hereof is 278,532 and the denominator of which shall be 425,540.

(ii)           Description of Operating Expenses.  For the purposes of this Lease, “Operating Expenses” shall mean all actual expenses, costs and disbursements of every kind and nature (subject to the limitations and exclusions set forth herein), computed on the accrual basis, incurred or paid in connection with the ownership, management, operation, repair and maintenance of the Building, including but not limited to, but without duplication, the following:

a.                                       Building personnel costs, including, but not limited to, salaries, wages, fringe benefits, social security taxes and other direct and indirect costs of Senior Property Manager, Engineering Manager, Building Managers, Accounting Manager, Construction Manager, Promotions Manager, Security Manager, and each department’s supporting personnel and administrative assistants, engineers, construction department, superintendents, watchmen, porters and any other personnel engaged in the operation and maintenance of the Galleria Project and associated overhead;

b.                                      the reasonable cost of all supplies, tools, equipment and materials used in the operation, management, maintenance, repair and access control of the Building;

c.                                       the cost of all utilities for the Building, including but not limited to the cost of electricity, gas, water, sewer services and power for heating, lighting, air conditioning and ventilating;

d.                                      the cost of all maintenance and service agreements for the Building and the equipment therein, including but not limited to security service, garage operators, window cleaning, elevator maintenance, HVAC maintenance, janitorial service, waste recycling service, landscaping maintenance and reasonable and customary landscaping replacement;

e.                                       the reasonable cost of repairs and general maintenance of the Building, any reasonable costs incurred in order to comply with any law, statute, ordinance or governmental regulation, rule or requirement now in force or which may hereafter be enacted or promulgated, and any reasonable costs incurred in order to comply with the requirement of any insurer or mortgagee where such requirements concern safety or structural features of the Building and are commercially reasonable in light of requirements generally imposed in the insurance or real estate lending industries with regard to buildings similar to the Building;

f.                                         the cost of any capital improvements or repairs amortized over such reasonable period commencing after completion of such improvements or repairs as Landlord reasonably determines (the amortization period selected by Landlord shall reflect the useful life, in accordance with industry standards, of the improvement or repair) together with interest on the unamortized balance at the prime rate at the time of such capital improvements or repairs (i) which are required to replace existing items which have worn out, provided, however, that Landlord reasonably demonstrates that the replacement of such worn out items is necessary and more cost-effective than the continuous repair of such worn out items; (ii) which are required to refurbish the lobby area of the Building or other common areas in order to maintain the Building at the then current standards for first-class office building complexes; or (iii) which are required under any governmental laws or regulations;

g.                                      the premiums of all insurance, including casualty, rental abatement and liability insurance applicable to the Building and Landlord’s personal property used in connection therewith (with the premiums of all blanket or umbrella policies being equitably allocated between all of the buildings insured thereby, including the costs of repairs and restorations in accordance with Section 19 of this Lease, but only to the extent of the reasonable deductible amounts under policies maintained by Landlord as provided in Section 10 hereof;

h.                                      the cost of trash and garbage removal, air quality audits, vermin extermination, and snow, ice and debris removal;

i.                                          the reasonable cost of legal and accounting services incurred by Landlord in connection with the management, maintenance, operation and repair of the Building, excluding (A) the owner’s or Landlord’s general accounting, such as partnership or limited liability company statements and tax returns, and (B) legal expenses arising out of the negotiation, interpretation or enforcement of this Lease or any other lease or agreement pursuant to which Landlord leases space in the Building to any third party and the enforcement of the provisions of any such lease or agreement;

j.                                          all taxes, assessments and governmental or other charges, general or special, ordinary or extraordinary, foreseen or unforeseen (including, but not limited to, Community Improvement District assessments), which are levied, assessed, or otherwise imposed against the Galleria Project, street lights, personal property or rents, or on the right or privilege of leasing the Galleria Project, collecting rents therefrom or parking vehicles thereon, by any federal, state, county, or municipal government or by any special sanitation district or by any other governmental or quasi-governmental entity that has taxing or assessment authority, and any other taxes and assessments, together with any interest and penalties thereon, attributable to the Galleria Project or its operation (herein collectively called the “Impositions”), but exclusive of federal, state and local income taxes of Landlord, inheritance taxes, estate taxes, gift taxes, transfer taxes, excess profit taxes and any taxes imposed in lieu of such taxes.  If at any time during the Lease Term, the present method of taxation or assessment shall be so changed that the whole or any part of the Impositions now levied, assessed or imposed on real estate and the improvements thereon shall be discontinued and as a substitute therefor, or in lieu of and in addition thereof, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Galleria Project or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within the Impositions and the Operating Expenses.  Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Premises to the extent the same exceed building standard allowances (and if the taxing authorities do not separately assess Tenant’s leasehold improvements, Landlord may make a reasonable allocation of the ad valorem taxes allocated to the Galleria Project to give effect to this sentence).  Landlord shall, in a commercially reasonable manner, annually negotiate with the appropriate ad valorem taxing officials and/or appeal the amount of ad valorem taxes assessed against the Building in an effort to minimize the ad valorem taxes payable with respect to the Building.  If any taxes paid by Landlord and previously included in Operating Expenses are refunded, and provided no Event of Default under the Lease has occurred and is continuing, and Landlord has not otherwise given Tenant a credit for Tenant’s proportionate share of such refund, and Tenant paid Tenant’s Prorata Share of Operating Expenses for the period to which such refund relates, Landlord shall promptly pay Tenant an amount equal to the amount of such refund (less the reasonable expenses incurred by Landlord in obtaining such refund) multiplied by Tenant’s proportionate share in effect for the period to which such refund relates;

k.                                       the cost in maintaining and operating common facilities within the Building to include roadways, loading docks, utility lines, pipes, wires, cables, and other utility facilities, storm and sanitary sewers, culverts, drains, and manholes, landscaping, corridors, elevators, entrances, exits, building standard restrooms and stairwells;

l.                                          The actual rental payable for the management office for the Building; provided however, that the rent for such office space shall not exceed fair market value rent for such space, determined at the time the obligation for the payment of such rent was created, and provided further that the size of such management office shall not exceed the size reasonably necessary for management of the Building;

m.                                    To the extent any costs are incurred for the benefit of a facility or other property other than the Building (including, but not limited to, other office buildings in the Galleria office project bounded by I-285 on the North, I-75 on the East, U.S. 41 on the West and Akers Mill Road on the South (the “Galleria Project”)), reasonable costs fairly and equitably calculated shall be allocated to the Building and such other facility or other property.  To the extent costs are incurred relative to personnel who devote their time to more than the Building, the costs shall be equitably allocated;

n.                                      the cost of tenant appreciation or promotion events except to the extent the Tenant elects not to participate in such events;

o.                                      the Building’s prorata share of all assessments, costs, expenses or other charges imposed upon the Building and/or Building pursuant to the Common Area Maintenance Agreement dated July 7, 1985, as amended, relating to the Galleria Project and all assessments (if any) assessed against the Galleria Project during the Lease Term pursuant to any protective covenants, easements agreements or common area maintenance agreements now or hereafter of record against the Galleria Project; and

p.                                      reasonable seasonal expenses.

(iii)                              Exclusions From Operating Expenses.  For purposes of this Lease, and notwithstanding anything in any other provision of this Lease to the contrary, “Operating Expenses” shall not include the following:

a.                                       costs (including permit, license and inspection fees) incurred in renovating, improving, painting or decorating for any other tenant space in the Building;

b.                                      any tenant work performed or alteration of space leased to Tenant or other tenants or occupants of the Building, including costs of wages, salaries and other costs related thereto and costs of space planning for such space, whether such work, alteration or space planning is performed for the initial occupancy by such tenant or occupant or thereafter;

c.                                       any cash or other consideration paid by Landlord on account of, with respect to or in lieu of the tenant work or alterations described in Subsection 2(d)(iii)b. above;

d.                                      ground rent;

e.                                       any depreciation or amortization allowance or expense, or other costs of capital improvements or replacements, other than for the amortization of capital improvements or repairs as permitted in Section 2(d)(ii)f. above;

f.                                         any charitable or political contributions;

g.                                      costs of enforcement (including arbitration) of agreements pursuant to which Landlord leases space in the Building to any third parties;

h.                                      principal, interest or other costs associated with any indebtedness or any costs of financing or refinancing the Building, Building equipment, or Building improvements, replacements, or repairs, including, without limitation any Mortgage, except as provided in Subsection 2(d)(ii)f. above;

i.                                          compensation paid to officers, executives or administrative personnel of Landlord above the level of the senior property manager;

j.                                          leasing or brokerage commissions, advertising and marketing expenses or for any tenant improvement work;

k.                                       legal fees or other professional consulting fees (including without limitation architectural or engineering fees and expenses), arising out of the construction of the improvements on the Land or the negotiation, preparation or enforcement of the provisions of any lease pursuant to which Landlord leases space in the Building to any third parties, including this Lease, or the financing or refinancing of the Building;

l.                                          taxes and assessments imposed on the personal property of the tenants of the Building;

m.                                    the cost of repairs incurred by reason of fire or other casualty or condemnation; provided, however, Operating Expenses shall include commercially reasonable deductible amounts under policies maintained by Landlord as provided in Section 10(b) hereof;

n.                                      the cost of any work or services performed for HVAC or electricity supplied solely to any tenant of the Building which shall exceed the greater of the cost of the standard amount or level of such work, service, electricity or HVAC available or furnished to other tenants in the Building or the cost of the amount or level of work, services, electricity or HVAC made available by Landlord to Tenant under this Lease;

o.                                      “takeover expenses” (i.e., expenses incurred by Landlord with respect to space located in another building of any kind or nature in connection with the leasing of space in the Building);

p.                                      any amounts payable by Landlord by way of indemnity or for damages or which constitute a fine, interest, or penalty, including interest or penalties for any late payments of operating costs, except fines, interest or penalties with respect to ad valorem taxes on the Building which may be assessed in connection with a good faith appeal of such taxes by Landlord (which fines, interest or penalties may be included in Operating Expenses);

q.                                      any improvements installed or work performed or any other cost or expense incurred by Landlord in order to comply with the requirements for the obtaining or renewal of a certificate of occupancy for the Building or any space therein, except as provided in Subsection 2(d)(ii)f. above;

r.                                         the cost of repairing and/or replacing building components that fail to the extent the costs of such repair or replacement are paid pursuant to any applicable warranty (or would be paid but for Landlord’s failure to use commercially reasonable efforts (after considering all relevant factors, including the ability of a party to pay or perform) to collect any such costs or to have such work performed under any such warranty);

s.                                       any costs or expenses (including fines, penalties, interest and legal fees) incurred due to the violation of or failure to timely comply by Landlord, or any tenant or other occupant of the Building, with the terms and conditions of any lease pertaining to the Building or any legal requirement;

t.                                         costs of any testing for, or cleanup, containment, abatement, removal or remediation of Hazardous Substances, the presence of which is the result of the willful misconduct or negligence of Landlord (or Landlord’s agents, employees or invitees) or any other tenant in the Building, and the costs of testing for, or clean up, containment, abatement, removal or remediation of, any conditions on the land existing prior to Tenant’s first occupancy of any space in the Building;

u.                                      so long as not caused by Tenant or Tenant’s officers, directors, employees, agents, contractors, licensees, invitees, or representatives, the cost of correcting any conditions in or at the Building which are in violation of applicable codes as of the date of the issuance of the certificate of occupancy for the Building;

v.                                      rentals and other related expenses incurred (except for any expenses incurred for short term rentals in the event of an emergency or sudden failure of existing equipment) in leasing air conditioning systems, elevators or other base building equipment ordinarily considered to be of a capital nature, unless amortization of the cost of the purchase of such capital equipment would be included in Operating Expenses under Subsection 2(d)(ii)f. hereof if such capital equipment was purchased instead of leased;

w.                                    any increase in the cost of insurance attributable to the particular activities of any tenant (other than Tenant) which increases the cost of any fire, extended coverage or any other insurance policy covering the Building;

x.                                        accrual of reserves for future repair or replacement costs, other than pursuant to the Common Area Maintenance Agreement described in Section 2(d)(ii)p. above;

y.                                      any costs representing an amount paid for services or materials to a person, firm, or entity related to or affiliated with Landlord to the extent such amount exceeds the amount that would be paid for such services or materials at the then existing competitive market rates to an unrelated or unaffiliated person, firm or corporation;

z.                                        any mark-ups on any utility services in excess of Landlord’s costs therefore; and

aa.                                 any management fees paid to third-party managers of the Building, including any management fee paid to any affiliate of the Landlord, Childress Klein Properties or CK Atlanta Office Management, Inc.

(iv)                              Notwithstanding anything contained in this Lease to the contrary, for purposes of determining Operating Expenses for each calendar year during the Lease Term, in the event actual occupancy of the Building is less than ninety-five percent (95%) during any calendar year, the actual Operating Expenses for such calendar year shall be increased to the amount which Landlord reasonably estimates would have been incurred for such calendar year had the occupancy of the Building been ninety-five percent (95%) throughout such year, and the amount so estimated shall be deemed to be the Operating Expenses for such calendar year

(v)                                 With respect to each calendar year or portion thereof during the term of this Lease, Tenant shall pay Landlord in the manner hereafter provided Tenant’s Prorata Share for such period.  It is acknowledged and agreed that with respect to any calendar year or portion thereof, it will not be possible to determine the actual amount of Tenant’s Prorata Share until after the end of such calendar year.  Therefore, Tenant shall pay actual and estimated Tenant’s Prorata Share as follows:

(1)                                  Payment of Actual Tenant’s Prorata Share:

(A)                              On or before March 31st of each calendar year during the term of this Lease, Landlord shall furnish Tenant an Annual Expense Statement (the “Annual Expense Statement”) setting forth the actual Tenant’s Prorata Share for the preceding calendar year.

(B)                                On or before the first day of the second calendar month following the date upon which Landlord shall have delivered to Tenant an Annual Expense Statement of Tenant’s Prorata Share for such lease year, Tenant shall pay Landlord with the next succeeding rent payment due in the case of an underpayment of Tenant’s Prorata Share, or Landlord shall credit to Tenant against the next succeeding rent payments due from Tenant, as necessary, in the case of any overpayment of Tenant’s Prorata Share, the difference between the amount Tenant shall have paid for estimated Tenant’s Prorata Share (as described below) for such preceding calendar year and the actual Tenant’s Prorata Share shown on the Annual Expense Statement.

(2)                                  Payment of Estimated Prorata Share:  On or before December 31 of each year, Landlord shall provide Tenant with an Annual Expenses Estimate (the “Annual Expense Estimate”) of Tenant’s Prorata Share for the upcoming calendar year, and commencing on the following January 1, Tenant shall begin paying Landlord one-twelfth (1/12) of such Annual Expense Estimate with each succeeding monthly installment of rent.

(vi)                              At the end of the term of this Lease or upon any earlier termination of the Lease or of Tenant’s right to possession of the Premises, Tenant shall be obligated to pay Landlord, in the event of an underpayment by Tenant, or Landlord shall be obligated to refund to Tenant, in the event of any overpayment by Tenant, the difference, if any, between the aggregate amount actually paid by Tenant with respect to Tenant’s Prorata Share and that which it is obligated to pay under the foregoing subsection 2(d)(v)(1).  As soon as practicable after the beginning of the calendar year following the end of the term hereof or any such earlier termination, Landlord shall furnish Tenant an Annual Expense Statement in the manner provided in the foregoing subsection 2(d)(v)(1) relative to the prorated portion of the preceding calendar year for which this Lease was in effect and Tenant had the right to possession of the Premises, and upon the furnishing of such Annual Expense Statement, Landlord shall immediately refund, or Tenant shall immediately pay Landlord, the amount, if any, due as aforesaid.  Tenant’s obligation to pay Tenant’s Prorata Share and Landlord’s obligation to refund any overpayments as aforesaid shall survive any expiration or other termination of this Lease.  Notwithstanding anything contained herein to the contrary, any adjustments by Landlord to Tenant’s Prorata Share for prior years under this Section 2(d)(vi) shall relate only to the calendar year most recently ended.

(vii)                           It is understood and agreed that Tenant’s Prorata Share shall, for the purposes of the default provisions hereof, be deemed to be additional rent due from Tenant, and any default in the payment thereof shall entitle Landlord to all remedies provided for herein or at law or in equity on account of Tenant’s failure to pay rent.  The other provisions hereof to the contrary notwithstanding, it is agreed that Tenant’s payment of a portion of the expense of operating the Building shall not be deemed payments of rent as that term is construed relative to governmental wage and price controls or analogous governmental actions affecting the amount of rent which Landlord may charge Tenant.

(viii)                        In the event that within ninety (90) days after Tenant’s receipt of the Annual Expense Statement for the prior calendar year, Tenant reasonably believes that certain of the Operating Expenses charged by Landlord include costs that are not properly included within the term “Operating Expenses” or that Landlord has erred in calculating same, Tenant shall have the right to audit Landlord’s books and records in accordance with this paragraph.  Tenant shall exercise such audit right by providing Landlord with a written notice of Tenant’s exercise of such audit right within such 90-day period (the “Audit Notice”).  Upon the receipt by Landlord of an Audit Notice, Landlord shall instruct its representative to meet with a designated employee or representative of Tenant (the “Tenant Representative”) to discuss the objections set forth in the Audit Notice.  Landlord shall provide the Tenant Representative with reasonable access to Landlord’s books and records where such records are maintained relating to Operating Expenses for the calendar year in question in order to attempt to resolve the issues raised by Tenant in the Audit Notice.  If, within ninety (90) days after Landlord’s receipt of the Audit Notice, Landlord and Tenant are unable to resolve Tenant’s objections, then not later than fifteen (15) days after the expiration of such 90-day period, Tenant shall notify Landlord if Tenant wishes to employ a nationally or regionally recognized certified public accounting firm which is not paid on a contingency fee basis (such accountants, “Acceptable Accountants”) to inspect and audit Landlord’s books and records for the Building relating to the objections raised in Tenant’s statement.  Such audit shall be limited to a determination of whether Landlord calculated the Operating Expenses in accordance with the terms and conditions of this Lease, such calculations to be determined by applying normal and customary accounting methods used by owners of similar buildings in the area for calculating Operating Expenses.  All costs and expenses of any such audit shall be paid by Tenant, except as provided below.  Any audit performed pursuant to the terms of this section shall be conducted only by the Acceptable Accountants at the offices where Landlord maintains its records in the Atlanta, Georgia area.  Notwithstanding anything contained herein to the contrary, Tenant shall be entitled to exercise its audit right pursuant to this section only in strict accordance with the foregoing procedures no more often than once per calendar year and each such audit shall relate only to the calendar year most recently ended.  In the event that Tenant fails to notify Landlord within the foregoing 90-day period that Tenant objects to the Annual Expense Statement, then Tenant’s right to audit such year’s Statement shall be null and void.  If Tenant’s audit reveals a bona fide error in Landlord’s calculation of Tenant’s Prorata Share of Operating Expenses for the audited calendar year, then Landlord and Tenant shall promptly adjust such error between themselves.  In addition, Tenant shall be entitled to a prompt refund of the reasonable, out-of-pocket audit fees paid by Tenant if both (a) the corrected Operating Expense amount is less than ninety-seven percent (97%) of Landlord’s calculation of the Operating Expense amount and (b) Landlord’s incorrect calculation resulted in an overpayment by Tenant of more than $2,500 of Tenant’s Prorata Share of Operating Expenses.  In the event Landlord disagrees with the results of the audit by the Acceptable Accountants or disagrees that there is a bona fide error, then either party shall have the right to initiate an arbitration proceeding by written notice to the other party.  Landlord and Tenant shall promptly select an independent certified public accountant, and Landlord and Tenant shall submit such dispute to arbitration by such certified public accountant.  The certified public accountant selected as arbitrator shall be a reputable, disinterested party having at least ten (10) years of experience in auditing operating expenses for multi-tenant office projects.  In the event Landlord and Tenant fail to agree upon the selection of such arbitrator within fifteen (15) days after the expiration of such ninety (90) day period, either Landlord or Tenant, upon notice to the other, may request the appointment of the aforesaid independent certified public accountant by application to the local office of the American Arbitration Association.  The arbitration shall be conducted, to the extent consistent with this subsection, in accordance with the then prevailing commercial rules of the American Arbitration Association (or any successor organization).  The arbitrator shall render his or her decision in writing, and such decision shall be final, conclusive and binding on the parties, and counterpart copies thereof shall be delivered to each of the parties.  It is understood and agreed that in rendering such decision, the arbitrator shall not add to, subtract from or otherwise modify the provisions of this Lease.  Judgment may be had on the decision of the arbitrator so rendered in any court of competent jurisdiction.  The parties shall equally share such costs.  The provisions of this subsection shall survive the expiration or termination of this Lease.

(ix)                                Operating Expense Cap.  Notwithstanding any provision of this Lease to the contrary, Landlord agrees that commencing January 1, 2005, the amount of Tenant’s Prorata Share calculated to be due under Section 2(d) hereunder attributable to “Controllable Operating Expenses” (as hereinafter defined) shall not exceed one hundred four percent (104%) of the amount of Controllable Operating Expenses properly chargeable to Tenant under this Lease for the immediately prior calendar year, subject to adjustment as provided below.  For purposes of this Section 2(d)(ix), the term “properly chargeable” shall mean the amount of Controllable Operating Expenses for the prior calendar year which are charged to Tenant in accordance with the terms of this Section 2(d) for the prior calendar year, as limited by the application in such prior calendar year of the cap provided in this Section 2(d)(ix). For purposes of this Lease, “Controllable Operating Expenses” shall mean all Operating Expenses of any kind or nature other than ad valorem property taxes and other taxes and expenses pursuant to Section 2(d)(ii)(j) above, insurance premiums, unexpected non-routine repair costs, permitted capital improvement costs, charges and expenses for public utilities and waste disposal charges charged by third parties not affiliated with Landlord.

(x)                                   Adjustment of Janitorial Service.  Tenant shall have the right, upon giving to Landlord sufficient prior notice as will enable Landlord to amend its service contract with its janitorial service (but in no event less than forty-five (45) days’ notice), to cause Landlord to reduce the frequency or level of janitorial service to the Premises, provided that such reduced service continues to provide commercially reasonable cleanliness and sanitation to the Premises and does not have a materially negative effect on Landlord or on any other tenant in the Building.

3.                                      Tenant
Allowance.

On or before February 1, 2004, Landlord shall provide Tenant with a $300,000.00 allowance, which Tenant, at its election, may (a) apply to the purchase of an emergency generator to service the Premises, (b) receive as a cash payment from Landlord within ten (10) days of Tenant’s request therefor, or (c) apply said amount to Tenant’s next payment of Monthly Rental.

4.                                      Occupancy and
Use.

(a)                                  Tenant shall use and occupy the Premises for general office purposes and uses reasonably ancillary thereto, and for no other use or purpose without the prior written consent of Landlord.

(b)                                 Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, nor use or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purposes or for any business, use or purpose deemed to be disreputable or inconsistent with the operation of a first class office building, nor shall Tenant cause or maintain or permit any nuisance in, on, or about the Premises.  Tenant shall not commit or suffer the commission of any waste in, on, or about the Premises.  Landlord shall use commercially reasonable efforts to enforce any comparable restrictions in the leases for other tenants in the Building to the extent such other tenants’ prohibited actions are obstructing or interfering with Tenant’s use of the Premises or are creating a nuisance to Tenant.

5.                                      Compliance
with Laws.

(a)                                  Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance, or governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated.  Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the Building in which the Premises are situated or any of its contents or cause a cancellation of said insurance or otherwise affect said insurance in any manner, and Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use, or occupancy of the Premises.  Notwithstanding anything contained in this paragraph to the contrary, Tenant shall not be responsible for ensuring that the common areas of the Building and base building restroom facilities serving the Premises (as distinguished from any restrooms added to the Premises by Tenant) comply with applicable laws.

(b)                                 Tenant shall not use, handle, store, deal in, discharge, or fabricate any Hazardous Materials (as herein defined) on or about the Premises except for Hazardous Materials used in the normal operation of Tenant’s business in the Premises and in compliance with all applicable laws.  Tenant shall indemnify Landlord (and anybody claiming by, through, or under Landlord) from and against any and all claims, damages, losses, costs, and expenses (including reasonable attorneys’ fees and court costs) incurred by Landlord or anybody claiming by, through, or under Landlord as a result of Tenant’s or Tenant’s agent’s, employee’s or invitee’s introduction of any Hazardous Materials on or about the Premises or any environmental problems relating to the Premises which are caused by or related to the delivery, deposit or creation of Hazardous Materials to or within the Premises during the term of this Lease by Tenant, its agents, employees or invitees.  As used herein, “Hazardous Materials” means any petroleum or chemical liquids or solids, liquid or gaseous products, contaminants, oils, radioactive materials, asbestos, PCB’s, urea-formaldehyde, or any toxic or hazardous waste or hazardous substances, as those terms are used in (A) the Resources Conservation Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; (B) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; (C) the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; (D) the Toxic Substances and Control Act, 15 U.S.C. §§ 2601 et seq.; (E) the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; (F) any and all applicable environmental laws and regulations of the State of Georgia; and (G) any and all other applicable federal, state or local law or regulation governing hazardous substances or workplace health or safety, as such laws may be amended from time to time.

(c)                                  Landlord shall not use, handle, store, deal in, discharge or fabricate any Hazardous Material on or about the Premises, the Building or the Land, except for Hazardous Materials used in the normal operation of the Building and the Land and in compliance with all applicable laws.  Landlord shall indemnify Tenant (and anybody claiming by, through or under Tenant) from and against any and all claims, damages, losses, costs and expenses (including reasonable attorneys’ fees and court costs) incurred by Tenant or anybody claiming by, through or under Tenant as a result of Landlord’s introduction of any Hazardous Materials to the Premises, the Building or the Land or any environmental problems relating to the Premises, the Building or the Land which are caused by Landlord.

6.                                      Alterations.

Tenant shall not have the right to make improvements, alterations or additions in the Premises without the consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, (A) Tenant shall have the right to make non-structural, non-MEP (mechanical, electrical, plumbing) alterations or improvements to the Premises (including painting and carpeting) without the consent of Landlord, so long as (i) Tenant notifies Landlord in writing of its intention to do such work at least ten (10) days prior to the initiation of such work, (ii) Tenant provides to Landlord a copy of plans and specifications (in CAD form) for such work and a construction schedule at least ten (10) days prior to the initiation of such work, (iii) such alterations do not cause excessive loads on the Building and its systems and are not readily visible from the exterior of the Premises, (iv) Tenant obtains and furnishes to Landlord any required building permits and certificates of occupancy, (v) Tenant provides to Landlord promptly after completion of such work a copy of the as-built plans and specifications for such work, (vi) Tenant utilizes qualified contractors and subcontractors, none of which shall have previously been identified on Landlord’s maintained list of contractors or subcontractors who are restricted by Landlord from performing work in the

Building, and (vii) either (1) such work involves only repainting and/or recarpeting within the Premises, or (2) the total cost of such alterations or improvements (or series of related alterations or improvements) does not exceed $150,000, and (B) Tenant shall have the right to make non-structural, MEP (mechanical, electrical, plumbing) alterations or improvements to the Premises upon Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed, provided that, in addition to the requirements of clauses (i) through (v) above, Tenant utilizes Landlord’s approved contractors for such alterations.  Any such improvements, alterations or additions in, on, or to the Premises, except for Tenant’s movable furniture, equipment, partitions and trade fixtures, shall immediately become Landlord’s property and, at the end of the Lease Term, shall remain on the Premises without compensation to Tenant.  Any such alterations, additions or improvements by Tenant shall be made by Tenant, at Tenant’s sole cost and expense, in accordance with all applicable legal requirements and all requirements of Landlord’s and Tenant’s insurance policies.  Landlord shall have the right to approve the plans and specifications relating to any alterations, additions or improvements for which Landlord’s consent is required hereunder, and such alterations, additions or improvements shall be constructed substantially in accordance with such approved plans and specifications.  Tenant also shall make available to Landlord, at Landlord’s request, any plans, specifications, drawings and as-built plans with respect to any improvements constructed by Tenant within the Premises which Tenant may have, but Tenant is not required to have any such items prepared, except as provided above.  Tenant shall be required to remove any such alterations and additions upon the expiration or termination of this Lease to the extent provided in Section 23 hereof.

7.                                      Repair/Maintenance.

(a)                                  Repairs/Maintenance by Landlord.  Landlord shall maintain in good condition and repair (and replace as necessary), the roof, structural portions of the exterior and interior of the Building, the base building systems, including the base building mechanical, heating, ventilation and air conditioning, electrical, plumbing, curtain wall, vertical transportation, Building security, fire protection and life safety systems, the common areas and the parking garage serving the Building all in accordance with the terms of this Lease and first class standards of professional property management at least equivalent to the standards maintained in comparable buildings in the Galleria Project, even if the cost of such work is not includable in Operating Expenses.  Without limiting the foregoing, Landlord shall maintain those items shown marked with an “X” in the “NO CHARGE” column of the Engineering Services exhibit attached hereto as Exhibit “H” and made a part hereof.  Additionally, Landlord shall, during the Lease Term, (i) maintain the common areas of the Building in compliance with all legal requirements as then enforced and (ii) repair any latent defects in the Building (but not the Premises) materially and adversely affecting Tenant’s occupancy or use of the Premises, and to the extent the Building is not in compliance with such requirements as then enforced or any such defects exist, Landlord shall take prompt steps to bring the Building (but not the Premises) into compliance with the foregoing and repair such defects.

(b)                                 Repairs/Maintenance by Tenant.  Except as specified in Section 7(a), Tenant covenants and agrees that it will maintain the Premises and its fixtures and appurtenances (including all portions of any non-base building restrooms) in good condition and repair (and replace the same as necessary), and suffer no waste or injury thereto, keep and maintain same in good repair and in compliance with all legal requirements applicable thereto and in clean, tenantable condition in accordance with the first class standards at least equivalent to the standards maintained in comparable buildings in the Galleria Project, reasonable wear and tear and damage by casualty or condemnation excepted.  Without limiting the foregoing, Tenant shall maintain those items shown marked with an “X” in the “CHARGE” column of the Engineering Services exhibit attached hereto as Exhibit “H” and made a part hereof.

8.                                      Liens.

Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished, or obligations incurred by Tenant.  In the event that Tenant shall not, within ten (10) days following Tenant’s notice of the recordation of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien.  All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered additional rent and shall be payable to Landlord by Tenant on demand and with interest at the rate of four percentage points higher than the prime commercial lending rate from time to time of SunTrust Bank in Atlanta, Georgia, provided, however, that if such rate exceeds the maximum rate permitted by law, the maximum lawful rate shall apply; the interest rate so determined is hereinafter called the “Agreed Interest Rate”.  Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Building, and any other party having an interest therein, from mechanics’ and materialmen’s liens, and Tenant shall give to Landlord at least five (5) business days prior notice of commencement of any construction on the Premises.

9.                                      Assignment and
Subletting.

(a)                                  Restrictions on Transfer.  Except as expressly provided herein, Tenant shall not, by operation of law or otherwise, (i) assign, transfer, mortgage, pledge, hypothecate or otherwise encumber this Lease, the Premises or any part of or interest in this Lease or the Premises. (ii) sublet all or any part of the Premises or any right or privilege appurtenant to the Premises, or (iii) permit any party other than affiliated entities or independent contractors engaged by Tenant in performing Tenant’s business (but not, as to such affiliated entities or independent contractors, in excess of 5,000 rentable square feet or for more than six (6) months) to occupy the Premises (collectively, a “Transfer”), without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  No assignment or subletting permitted under this Section including, without limitation, a Permitted Transfer (as defined below) shall relieve Tenant of any of Tenant’s obligations under this Lease, and Tenant shall remain fully and primarily liable for the faithful performance of all covenants, terms and conditions hereof on Tenant’s part to be performed.

(b)                                 Transactions Not Considered a Transfer.  Notwithstanding any provision to the contrary, the following shall not constitute a Transfer hereunder:  (i) any transfer, sale, assignment, withdrawal, or any other change in the partners, members, shareholders or other persons or entities who, directly or indirectly, have any ownership interest in Tenant (collectively, from time to time, “Tenant’s Owners”), including, but not limited to, any initial or secondary public offering or other public sale of ownership interests in Tenant; (ii) any mortgage, pledge, hypothecation or other encumbrance by Tenant’s Owners, or any of them, of their respective partnership interests, membership interests, shares of stock or other ownership interests in Tenant; and (iii) any change or conversion in Tenant’s legal existence, whereby Tenant is converted to, or reconstituted as, a different form of legal entity, including without limitation a conversion from a limited partnership to a corporation, limited liability company or other form of entity.

(c)                                  Permitted Transfers Not Requiring Landlord’s Consent.  Notwithstanding any provision to the contrary, Tenant may assign this Lease or sublet the Premises, in whole or in part, by operation of law or otherwise without Landlord’s consent as follows, each of which shall constitute a “Permitted Transfer” hereunder: (i) to any corporation or other entity that, directly or indirectly, controls, is controlled by or is under common control with Tenant, including without limitation, to any of Tenant’s Owners or any entity that controls, is controlled by or under common control with such Tenant’s Owners provided Tenant is not released from liability under this Lease; (ii) to any corporation or other entity resulting from a merger, acquisition, sale, consolidation or reorganization of or with Tenant or a subsidiary or other entity owned by Tenant or any of Tenant’s Owners (including, without limitation, a forward or reverse triangular merger of Tenant or a subsidiary or other Affiliate owned by Tenant or any of Tenant’s Owners); and (iii) in connection with the sale of Tenant or all or substantially all of the business and assets of Tenant, so long as (A) Tenant provides evidence to Landlord in writing that such assignment or sublease complies with either of the criteria set forth in (i), (ii) or (iii) above, (B) the successor or assignee of Tenant shall assume in a writing delivered to Landlord all of Tenant’s obligations under the Lease effective upon the consummation of the transfer, and (C) the net worth of the principal obligor on the Lease after such assignment or sublease is not less than $50,000,000.00, and (D) Tenant shall give written notice to Landlord of the proposed transfer at least fifteen (15) days in advance of the consummation thereof, unless such notice is contractually or legally prohibited, in which event Tenant shall give Landlord notice of such transfer as soon as is contractually or legally permissible.

(d)                                 Other Assignments or Subleasing.  Tenant shall be required to obtain the consent of Landlord to any assignment or sublease other than a Permitted Transfer, which consent shall not be unreasonably withheld, delayed or conditioned by Landlord and shall be deemed given by Landlord if Landlord does not notify Tenant in writing within ten (10) business days after receipt of Tenant’s request for such consent.  In the event Tenant desires to assign this Lease or sublease all or any part of the Premises, other than to a Permitted Transferee, then Tenant shall notify Landlord, no later than twenty one (21) days prior to the anticipated commencement date of such assignment or sublease, of such proposed assignment or sublease and the proposed commencement date thereof and shall supply Landlord with such information, financial statements, verifications and related materials as Landlord may request or desire to evaluate the proposed assignment or sublease.  Said notice by Tenant shall state the name and address of the proposed assignee or subtenant and the material and economic terms and conditions of the proposed assignment or sublease.  In the event Tenant delivers to Landlord such a notice of assignment, or intends to sublease all or substantially all of the Premises, or to sublease a portion of the Premises for the remainder of the Lease Term, Landlord shall have the right, to be exercised by giving written notice to Tenant within twenty one (21) days after receipt of Tenant’s notice, to terminate this Lease as to the entire Premises in the event of a proposed assignment, or as to the portion of the Premises covered by the proposed sublease, as of the date stated in Tenant’s notice as of the commencement date of the assignment or sublease, and, at Landlord’s option, enter into a direct lease with the proposed subtenant or assignee in which event this Lease shall terminate on such date as if such date was the expiration date and Landlord and Tenant shall be released and relieved from any liability and obligations arising under this Lease from and after said date of termination.  In no event shall Landlord have the right under this Section 9(d) to terminate this Lease with respect to any sublease or assignment of the Premises, except as provided above.

(e)                                  Requirements and Conditions.  Each assignee shall fully observe all covenants of this Lease, and each sublessee shall fully observe all covenants of this Lease applicable to the portion of the Premises sublet to such sublessee (other than covenants to pay Monthly Rental).  The acceptance of rental by Landlord from any other person or entity shall not be deemed to be a waiver by Landlord of any provision hereof.  No assignment or subletting by Tenant shall relieve Tenant of any of Tenant’s obligations under this Lease, and Tenant shall remain fully and primarily liable for the faithful payment and performance of all covenants, terms and conditions hereof on the Tenant’s part to be performed.  In the event of default by any assignee or successor of Tenant in the performance of any of the terms of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Any consent by Landlord to a particular assignment or sublease shall not constitute Landlord’s consent to any other or subsequent assignment or sublease and any proposed sublease or assignment by any sublessee of Tenant shall be subject to the provisions of this Section 9 as if it were a proposed assignment or sublease by Tenant.  Notwithstanding any provision contained herein, Tenant agrees that it shall not assign this Lease, or sublet the Premises or any portion thereof, to (i) any tenant who currently leases space in the Building, unless Landlord does not have suitable space to meet such other tenant’s expansion or relocation needs, or (ii) to any tenant who Landlord deems, in Landlord’s reasonable exercise of its good business judgment, to be unsuitable for a Class “A” office building.  Tenant shall, at Tenant’s cost and expense, discharge in full any commissions which may be due and owing as a result of any proposed assignment or subletting by Tenant (but not as a result of any assignment or subletting by Landlord if Landlord recaptures the Premises pursuant to this Section).  Tenant agrees to pay to Landlord, promptly after request therefor, the amount of all attorneys’ fees and expenses incurred by Landlord in connection with any assignment or subletting issues or review of documentation related thereto, up to an amount of $1,500.00 per occurrence.

(f)                                    Additional Requirements.  Any assignee of Tenant’s rights under this Lease shall be deemed to have assumed all of Tenant’s obligations hereunder with respect to the Premises from and after the date of such assignment without the execution of any documentation whatsoever; provided, however, Tenant shall deliver to Landlord, within ten (10) days following any assignment pursuant to this Section 9, a copy of the assignment agreement and an agreement or agreements, executed by Tenant and the assignee, wherein and whereby any assignee assumes payment and due performance of all covenants, terms and conditions of this Lease to be done and performed for the balance then remaining in the Lease Term of this Lease.  A copy of the sublease and an agreement or agreements, in form and substance reasonably satisfactory to Landlord, shall be delivered to Landlord, signed by Tenant and the sublessee, whereby the sublessee acknowledges the right of Landlord to continue or terminate any sublease, in Landlord’s sole discretion, upon termination of this Lease, and such sublessee agrees to recognize and attorn to Landlord in the event that Landlord elects under such circumstances to continue such sublease.

(g)                                 Results of Assignment or Sublease.  Tenant shall pay to Landlord fifty percent (50%) of all Profits (as defined below) from any assignment or sublease excluding any Permitted Transfer.  For purposes of this Lease “Profits” shall mean all gross revenue and income (including without limitation the value of any property) received by Tenant in connection with the assignment or sublease less: (i) the Monthly Rental and any additional rent actually paid to Landlord by Tenant during the term of the assignment or sublease, (ii) any improvement allowance or economic concession paid by Tenant to the assignee or sublessee, (iii) any broker’s commissions, attorneys’ fees and lease takeover payments paid by Tenant in connection with the assignment or sublease, and (iv) any costs paid by Tenant to advertise the Premises for sublease or assignment.  The Profits shall be paid to Landlord within fifteen (15) business days following Tenant’s receipt thereof.

10.                               Insurance and
Indemnification.

(a)                                  Tenant’s Insurance.  Tenant shall procure at its expense and maintain throughout the Lease Term (i) a policy or policies of all risk, real and personal property insurance insuring Tenant’s interest in its improvements to the Premises, and any and all furniture, equipment, supplies, and other property (excluding documentation and professional work product) owned, leased, held or possessed by it and contained therein, such insurance coverage to be in an amount equal to the full replacement value of such improvements and property, as such may increase from time to time (but such insurance may provide for a commercially reasonable deductible obtainable at commercially reasonable cost), (ii) a policy or policies of workers’ compensation insurance, if any, as required by applicable law, and (iii) during any period in which Tenant performs work in the Premises, builder’s risk insurance for the full replacement value of all work and improvements constructed or installed by Tenant in the Premises.  Tenant shall also procure at its expense and shall maintain thereafter throughout the Lease Term a policy or policies of commercial general liability insurance written on an “occurrence” basis insuring against liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done by or on behalf of Tenant on the Premises, or arising out of the condition, use or occupancy of the Premises, or in any way occasioned by or arising out of the activities of Tenant, its members, partners, agents, contractors or employees in the Premises and the activities of Tenant’s guests and licensees while in the Premises, the limits of such policy or policies to be issued on a combined single limits basis for both personal injury and property damage in amounts not less than Five Million Dollars ($5,000,000) for each occurrence.  Tenant shall also procure at its expense and shall maintain thereafter throughout the Lease Term a policy of umbrella/excess liability insurance in the amount of not less than Ten Million Dollars ($10,000,000.00).  Such insurance shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in this Lease, except the Hazardous Materials indemnity provided in Section 5 of this Lease.  All insurance policies procured and maintained by Tenant pursuant to this Section 10 shall name Landlord, Landlord’s members or general partners (if requested by Landlord), Landlord’s property manager (if requested by Landlord) and Landlord’s lender(s) as additional insureds, the primary carrier (but not any reinsurance carrier) for which insurance is licensed to do business in the State of Georgia and has a rating pursuant to the latest version of A.M. Best’s Insurance Guide of A-/VIII or higher (or an equivalent rating if such publication is discontinued), and shall be non cancelable except after thirty (30) days’ written notice to Landlord.  Landlord shall have the right to review the foregoing insurance amounts and coverages every three (3) years and shall have the right to notify Tenant in writing of any required changes in the amounts and/or coverages (so long as the new coverages required by Landlord reflect the policies, coverages and amounts then being required by landlords in other comparable office buildings in the metropolitan Atlanta area) in which case Tenant shall have at least ninety (90) days to secure any changes in such insurance required by Landlord and to provide to Landlord copies of certificates of the amended (or new) policies reflecting such changes; provided, however, Tenant shall have until the next annual renewal to initiate any change to any existing policy which policy is renewed annually by Tenant.  Such insurance policies or duly executed certificates of such insurance, accompanied by proof of payment of the premium for such insurance, shall be delivered to Landlord prior to the commencement of the Lease Term and certificates of renewal of such insurance or copies of any replacement insurance policies satisfying the requirements of this Section 10 shall be delivered to Landlord prior to the expiration of each respective policy term.

(b)                                 Landlord’s Insurance.  Prior to the date Tenant occupies the Premises for the conduct of its business, Landlord shall procure at its expense (but with the expense to be included in Operating Expenses as provided in Section 2(d) hereof) and shall thereafter maintain throughout the Lease Term a policy or policies of all risk (including rent loss coverage in amounts commercially reasonable and customary for comparable office building projects in the metropolitan Atlanta, Georgia area), real and personal property insurance covering the Building, parking garage and related improvements, in an amount equal to the full insurable replacement value thereof as such may increase from time to time (but such insurance may provide for a commercially reasonable deductible), and in an amount sufficient to comply with any co insurance requirements in such policy with a commercially reasonable deductible, and a policy of workers’ compensation insurance, if any, as required by applicable law and such other policies of insurance and in amounts considered reasonable and customary for comparable office buildings in the metropolitan Atlanta area.  Prior to the date on which Tenant occupies the Premises for the conduct of its business, Landlord shall also procure at its expense (but with the expense to be included in Operating Expenses as provided in Section 2(d) hereof) and shall thereafter maintain throughout the Lease Term, commercial general liability insurance on an “occurrence” basis, insuring Landlord (and naming Tenant as an additional insured as Tenant’s interest may appear) against liability for injury to or death of a person or persons and for damage to property arising out of any construction work being done on the Building by or on behalf of Landlord or arising out of the condition, use or occupancy of the Building or arising out of the activities of Landlord, its members, partners, agents, employees or contractors in, on or about the Building and Property, on a combined single limits basis for both personal injury and property damage and in an amount determined by Landlord from time to time in its sole discretion, with minimum limits of not less than Five Million Dollars ($5,000,000)[(including umbrella coverage)] for each occurrence, subject to annual aggregate limits of not less than Ten Million Dollars ($10,000,000)[(including umbrella coverage)].  Such insurance shall also extend to any liability of Landlord arising out of its indemnities in this Lease, other than the Hazardous Materials indemnity provided in Section 5 hereof.  Landlord may also carry such other types of insurance in form and amounts which Landlord shall determine to be appropriate and customary for similar facilities in Atlanta, Georgia, from time to time.  All such policies procured and maintained by Landlord pursuant to this Section 10(b) shall be carried with companies having a rating pursuant to the latest edition of A.M. Best’s Insurance Guide of A-/VIII or higher (or an equivalent rating if such publication is discontinued), and Tenant shall be provided with a certificate evidencing same.  Landlord shall have the right to periodically review the foregoing policies, coverages and amounts and revise and update the same to reflect the policies, coverages and amounts then being carried by landlords for other comparable office buildings in the metropolitan Atlanta area so long as such new or revised policies, coverages, and amounts are at least as comprehensive as those described above.   Any insurance required to be carried by Landlord hereunder may be carried under blanket policies covering other properties of Landlord and/or its members or partners and/or their respective related or affiliated corporations [or entities] so long as such blanket policies provide insurance at all times for the Galleria Project as required by this Lease.

11.                               Waiver of
Subrogation.

Landlord and Tenant shall each have included in all policies of risks, fire, extended coverage, and other property insurance respectively obtained by them covering the Premises, the Building and contents therein, a waiver by the insurer of all rights of subrogation against the other in connection with any loss or damage thereby insured against.  Any additional premium for such waiver shall be paid by the primary insured and if paid by Landlord shall be included in Operating Expenses.  To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other (and any officers, directors, members, partners, employees, agents, property managers, lenders and representatives of the other) for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect covering the party seeking recovery at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by the party seeking recovery.  Either party’s failure to maintain the required insurance shall not invalidate this waiver.  The provisions of this Section 11 shall be paramount under this Lease, and in the event of any conflict between this Section 11 and any other provision of this Lease, this Section 11 shall control.  This Section 11 shall survive the expiration or any earlier termination of this Lease.

12.                               Service and
Utilities.

(a)                                  In the event Tenant requires or needs to have one or more separate systems of either heating, ventilating, air conditioning or other similar systems over and above that provided by Landlord, the installation, care, expenses and maintenance of each such system shall be borne by and paid for by Tenant.

(b)                                 Subject to the provisions elsewhere herein contained and to the rules and regulations of the Building, Landlord agrees to furnish to the Premises during Ordinary Business Hours of generally recognized business days, to be determined by Landlord (but exclusive, in any event, of Sundays and legal holidays), heat and air-conditioning required for the comfortable use and occupation of the Premises to be provided comparable to other Class “A” office buildings in the Galleria Project, replacement of bulbs for building standard fluorescent lights and non-building standard lights, provided Tenant stocks the bulbs for all of Tenant’s non-building standard lights, janitorial services during the times and in the manner that such services are, in Landlord’s judgment, customarily furnished in comparable office buildings in the immediate market area, and elevator service.  As used herein, “Ordinary Business Hours” shall mean Monday through Friday, 7:30 a.m. through 6:00 p.m. and Saturday, 7:30 a.m. through 1:00 p.m.

(c)                                  Subject to (i) Landlord’s compliance with all applicable laws, (ii) the availability of all necessary utility services, and (iii) temporary disruptions for maintenance and repair, central heating and air conditioning shall be supplied in season within the following ranges:

Summer

Inside temperature - 72-76˚ F, dry bulb with 50% relative humidity.

Outside temperature - 92˚ F, dry bulb, 77˚ F, wet bulb.

Winter

Inside temperature - 70-75˚ F, dry bulb.

Outside temperature - 29˚ F, dry bulb.

(d)                                 Outlined in Exhibits “D” and “E” are the cleaning specifications currently provided by Landlord with regard to the Premises, as well as the security services currently in effect with regard to the Building.  While Landlord reserves the right to modify both the security and janitorial services to the Premises and the Building, Landlord will not in any material way change the quality of these services so long as the Lease is in full force and effect.

(e)                                  The passenger and freight elevators shall be in operation 24 hours per day, seven days a week, subject to temporary stoppage of individual elevators for repair, maintenance and refurbishing.  Security proximity cards or a comparable system of security/access control shall be necessary to access any elevators on the weekends and during Building standard restricted hours on weekdays.

(f)                                    Landlord shall provide additional or after-hours heating or air-conditioning upon reasonable prior notice to Landlord given within the time periods established by Landlord.  Tenant shall pay to Landlord a reasonable charge for such services as determined from time to time by Landlord.  Tenant agrees to keep and cause to be kept closed all window coverings, if any, when necessary because of the sun’s position, and Tenant also agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of said heating, ventilating, and air-conditioning system and to comply with all laws, ordinances and regulations respecting the conservation of energy.  Wherever heat-generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air-conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of electricity and/or water therefor, shall be paid by Tenant to Landlord upon demand by Landlord.  Landlord agrees to furnish to the Premises electricity for general office purposes and water for lavatory and drinking purposes, subject to the provisions of subparagraph 12(h) below.  Except as set forth in Section 42 and except for any damages incurred by Tenant resulting from Landlord’s negligence or willful misconduct, Landlord shall not be liable for any interruption of or failure of utility service in the Premises, but Landlord shall exercise due diligence to furnish uninterrupted service.  Landlord shall engage an engineer, mutually acceptable to Landlord and Tenant, to evaluate the cost per hour, per floor of HVAC usage beyond building standard hours of operation.  During the month of December each year, said engineer shall provide the following year’s hourly usage per floor for Tenant’s after-hours usage.  Both Landlord and Tenant shall agree to this independent evaluation and ensuing per hour, per floor charge for that year.

(g)                                 (i)                                     Tenant shall have the right throughout the Lease Term, consistent with the safe operation of the Building during periods of emergency and otherwise, to use and draw electrical power from an emergency generator(s) installed by Tenant (which emergency generator(s) together with the electrical conduit connecting the emergency generator to the Premises and any modification, replacement and/or addition thereto is referred to as the “Emergency Generator”).  Tenant shall be solely responsible for all costs of installing, connecting, operating, maintaining, repairing, replacing and removing the Emergency Generator and Tenant’s equipment including, without limitation, installation of a transfer switch.  Tenant shall have access to such Emergency Generator twenty-four (24) hours a day, seven (7) days a week, in connection therewith, subject to Landlord’s reasonable rules and regulations regarding security.  The Emergency Generator will be located on the Property at a location approved by Landlord.  The Emergency Generator shall be adequately screened from view and landscaped in a manner approved by Landlord.  Landlord shall have the right to review and approve the Emergency Generator and all plans relating thereto prior to Tenant’s installation of the Emergency Generator, which approval shall not be unreasonably withheld or delayed provided such Emergency Generator is located at the location therefor previously approved by Landlord.  Tenant will exercise every reasonable effort to minimize any disruption of activity otherwise occurring in or about the Galleria Project in connection with Tenant’s installation, operation, maintenance and removal of the

Emergency Generator.  If Landlord is required by applicable law to relocate the Emergency Generator, then, at Landlord’s request, Tenant shall, at Tenant’s cost and expense, relocate the Emergency Generator to an area designated by Landlord.  Tenant will insure that the Emergency Generator and each part of it will be installed and operated in accordance with all applicable laws.  Tenant will immediately remove and hereby agrees to indemnify, defend and hold Landlord harmless in connection with any mechanic’s liens on the Galleria Project or the Property which result from work associated with the installation, operation, maintenance or removal of the Emergency Generator.  Tenant will obtain all licenses or approvals required to install the Emergency Generator and will operate the Emergency Generator in a manner that will not interfere with the quiet enjoyment or business operations of other tenants in the Building or the Project.  Tenant shall indemnify and hold Landlord harmless from and against any and all claims, costs, demands, damages and liabilities arising from Tenant’s installation, operation, maintenance or removal of the Emergency Generator, except if resulting from Landlord’s negligence.  Such indemnity shall include damage to property and injury or death to persons.  At Landlord’s request, Tenant, at Tenant’s sole cost and expense, shall remove the Emergency Generator upon the expiration or termination of this Lease and shall repair all damage as a result of Tenant’s installation of the Emergency Generator, thereby restoring the Property to its condition prior to the installation of the Emergency Generator, normal wear and tear excepted.

(ii)                                  Tenant shall have the right throughout the Lease Term, consistent with the safe operation of the Building during periods of emergency and otherwise, to use and draw, during periods of emergency only when electrical power is not otherwise available to the Premises, electrical power from Landlord’s emergency generator, if any, so long as Tenant’s use of Landlord’s generator shall not exceed a maximum potential load or capacity of 84.28 KVA (which emergency generator(s) together with the electrical conduit connecting the emergency generator to the Premises and any modification, replacement and/or addition thereto is referred to as the “Landlord’s Emergency Generator”).  Tenant shall be solely responsible for the costs of connecting the Landlord’s Emergency Generator to the Premises and Tenant’s equipment including, without limitation, installation of a transfer switch.  Tenant shall have access to such Landlord’s Emergency Generator twenty-four (24) hours a day, seven (7) days a week, in connection therewith, subject to Landlord’s reasonable rules and regulations regarding security.   Tenant shall indemnify and hold Landlord harmless from and against any and all claims, costs, demands, damages and liabilities arising from Tenant’s installation, operation, maintenance or removal of the Emergency Generator, except if resulting from Landlord’s negligence or willful misconduct.  Such indemnity shall include damage to property and injury or death to persons.  Notwithstanding any provisions to the contrary herein, Tenant, at Tenant’s expense, shall, no later than December 31, 2004, remove and/or alter its connections to Landlord’s Emergency Generator so that the maximum capacity of Tenant’s usage of Landlord’s Emergency Generator shall not exceed 84.28 KVA at any given time.

(h)                                 Tenant will not without the written consent of Landlord use any apparatus or device in the Premises, including without limitation, electronic data processing machines, computers, and machines using excess lighting or current which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space; nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electrical current or water.  If Tenant in Landlord’s judgment shall require water or electric current or any other resource in excess of that usually furnished or supplied for use of the Premises as general office space (it being understood that such an excess may result from the number of fixtures, apparatus and devices in use, the nature of such fixtures, apparatus and devices, the hours of use, or any combination of such factors), Tenant shall first procure the consent of Landlord, which Landlord may refuse, to the use thereof, and Landlord may cause a special meter to be installed in the Premises so as to measure the amount of water, electric current or other resource consumed for any such other use.  The cost of any such meters and of installation, maintenance, and repair thereof shall be paid for by Tenant, and Tenant agrees to pay Landlord promptly upon demand by Landlord for all such water, electric current or other resource consumed, as shown by said meters, at the rates charged by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the water, electric current or other resource so consumed.  Landlord acknowledges that, except for Tenant’s accessing of the existing emergency generator of Landlord (which accessing currently exceeds the capacity permitted by Landlord), Tenant’s current use of utilities to serve the Premises is not in excess of that usually furnished or supplied for use of the Premises as general office space.  Except as set forth in Section 42 hereof, Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities and services, (ii) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents, acts of terrorism,  or other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or to the Building, (iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service utility whatsoever serving the Premises or the Building.  Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or utilities suppliers in reducing energy or other resources consumption.

(i)                                     Any sums payable under this Paragraph 12 shall be considered additional rent and may be added to any installment of rent thereafter becoming due, and Landlord shall have the same remedies for a default in payment of such sums as for a default in the payment of rent.

(j)                                     Tenant shall not provide any janitorial services without Landlord’s written consent and then only subject to supervision of Landlord and by a janitorial contractor or employees at all times satisfactory to Landlord.  Any such services provided by Tenant shall be at Tenant’s sole risk and responsibility.

(k)                                  Landlord agrees that Landlord shall not grant exclusive rights of access to the Building to any specific telecommunications suppliers who shall provide telecommunications services directly to tenants of the Building.

13.                               Estoppel
Certificate.

Within ten (10) days following January 1, 2004, or any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a certificate substantially in the form attached hereto as Exhibit “B” and made a part hereof, indicating thereon any exceptions thereto which may exist at that time.  Failure of Tenant to execute and deliver such certificate shall at Landlord’s option constitute an Event of Default hereunder.  Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by Landlord or by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein or anyone to whom Landlord may provide said certificate.  Within ten (10) days after any written request from Tenant, Landlord will likewise deliver to Tenant an estoppel certificate in substantially the same form attached hereto as Exhibit “B”, with such changes as are appropriate for the certificate to be provided by Landlord.

14.                               Holding Over
and Short Term
Extension.

(a)                                  In the event of holding over by Tenant after expiration or termination of this Lease without the written consent of Landlord, such holding over shall constitute a tenancy-at-sufferance and Tenant shall pay to Landlord, for the first sixty (60) days, one hundred twenty-five percent (125%) of all Monthly Rental then in effect as of the date of termination plus one hundred twenty five percent (125%) of Tenant’s Prorata Share of Operating Expenses that would otherwise be payable during such period if this Lease had not terminated or expired.  If such holdover exceeds sixty (60) days, Tenant shall pay as liquidated damages, solely for such holding over, one hundred fifty percent (150%) of the Monthly Rental then in effect as of the date of termination plus one hundred fifty percent (150%) of Tenant’s Prorata Share of Operating Expenses that would otherwise be payable during such period if this Lease had not terminated or expired.  The inclusion of the preceding sentence in this Lease shall not be construed as Landlord’s consent for Tenant to hold over.  Further, no holding over by Tenant after the expiration or termination of this Lease shall be construed to extend or renew the Term or in any other manner be construed as permission by Landlord to hold over.  Without limiting the foregoing, Tenant shall indemnify Landlord (y) against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Premises effective upon the termination or expiration of this Lease, provided Landlord notifies Tenant of such new lease at least thirty (30) days prior to the end of the Lease Term or later in the event such new lease has not yet been executed prior to such date (in which event Landlord agrees to notify Tenant promptly of the existence of any such lease), and (z) for all other losses, costs and expenses, including reasonable attorneys’ fees, incurred by reason of such holding over.

(b)                                 In addition to Tenant’s Renewal Options contained in Section 1 above, Landlord hereby grants to Tenant the right and option to unilaterally extend the Lease

Term (or applicable Renewal Term) for any period of time up to six (6) months following the expiration date of the Lease Term (or applicable Renewal Term).  Tenant shall exercise the option granted hereby by giving Landlord notice of exercise at least eighteen (18) months prior to the expiration of the Lease Term (or applicable Renewal Term), which notice shall specify the exact period of such extension pursuant to this subsection.  If the Lease Term shall be extended under this subsection, all terms and conditions of this Lease shall remain in full force and effect except Tenant shall pay to Landlord during such extension period Monthly Rental at the rate of 125% of the Monthly Rental then in effect immediately prior to this extension period and 125% of Tenant’s Prorata Share of Operating Expenses that would otherwise be payable during such extension period if this Lease had not terminated or expired.  Following the expiration of the short term option period selected and exercised by Tenant pursuant to this subsection, the holdover provisions contained in this Section 14 shall apply to any further occupancy by Tenant.

15.                               Subordination.

Tenant agrees that Tenant will subordinate this Lease to any mortgage encumbering the Building, which subordination shall be made in written form reasonably acceptable to the holder of such mortgage and Tenant within twenty (20) days after written request by Landlord, provided that Tenant shall have no obligation to so subordinate this Lease unless and until Tenant and such mortgagee enter into a non-disturbance agreement (a “Non-Disturbance Agreement”) reasonably satisfactory to Tenant and such mortgagee, which Non-Disturbance Agreement shall specifically include provisions substantially similar to those set forth herein below, and to the extent such agreement (when entered into) conflicts with this Section 15, the terms of such agreement shall control.  Notwithstanding any provision of this Lease to the contrary, only with respect to the existing mortgage (or any refinancing thereof) in favor of Equitable Life Assurance Society of the United States (or its successor), Tenant hereby agrees to execute the Subordination, Non-Disturbance and Attornment Agreement attached hereto as Exhibit “F”.  Tenant and Landlord agree that a Non-Disturbance Agreement shall include provisions substantially similar to the following provisions (and shall be acceptable to Tenant if it includes such provisions):  (a) Tenant shall expressly recognize and agree that the mortgagee may sell the Building in the manner provided for by law or in such instrument and such sale shall be made subject to this Lease; (b) in the event of transfer of title to the Building as the result of the enforcement by the mortgagee of the remedies provided for by law or by such mortgage, Tenant will, as a result of such enforcement, automatically become the Tenant of such mortgagee or other successor in title as a result of such enforcement (the “Successor”) without change in the provisions of this Lease and Tenant’s rights and estate under this Lease shall not be disturbed as a result of any such enforcement; provided, however, that such Successor shall not (i) be liable for any act, omission, neglect or default of its predecessor Landlord (except to the extent (and for the time period) that Successor continues such act, omission, neglect or default after becoming owner of the Building), provided that the foregoing shall not limit, restrict or impair any other remedy available to Tenant under this Lease, (ii) be required to make any capital improvements to the Building or the Premises which Landlord may have agreed to make but had not completed, (iii) be bound by any payment of Monthly Rental for more than one (1) month in advance, (iv) be subject to any offsets or counterclaims which shall have accrued to Tenant against Landlord prior to the date upon which Successor shall become the owner of the Building except to the extent (and for the time period) that Successor continues any prior act, omission, neglect or default which gives rise to such offset or counterclaim after becoming owner of the Building; and (c) upon request by Successor, Tenant shall execute and deliver an instrument or instruments confirming the attornment herein provided for in a form reasonably acceptable to Successor and Tenant.  The mortgagee may elect to cause their interest in the Building to be subordinate and junior to Tenant’s interest under this Lease by filing an instrument in the real property records in Cobb County, Georgia, affecting such election and providing Tenant with notice of such election.

16.                               Re-Entry by
Landlord.

Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder, to show said Premises to prospective purchasers, mortgagees or tenants (only within the last eighteen (18) months of the term hereof as to prospective tenants), and to alter, improve, or repair the Premises and any portion of the Building of which the Premises are a part or to which access is conveniently made through the Premises, without abatement of rent, and may for that purpose erect, use, and maintain scaffolding, pipes, conduits, and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably.  Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, unless said damage or loss resulted from Landlord’s negligence or willful misconduct.

For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors, in, upon, and about the Premises, and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises, or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof.  Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passage ways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building not within the Premises; provided, that such changes do not have a material, adverse impact on Tenant’s use and enjoyment of the Premises or its access to the Building and parking garage.

17.                               Insolvency or
Bankruptcy.

The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment of Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, or reorganization act, shall at Landlord’s option constitute a breach of this Lease by Tenant.  Upon the happening of any such event or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant.  In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, or reorganization proceedings.

18.                               Default and
Remedies.

(a)                                  Tenant’s Events of Default.  The following events shall be deemed to be Events of Default by Tenant under this Lease:

(i)                                     Tenant shall fail to pay any installment of Monthly Rental or Tenant’s Prorata Share of Operating Expenses payable by Tenant pursuant to the terms hereof and such failure shall continue for five (5) business days after written notice of such failure of payment (provided, however, Landlord shall only be obligated to notify Tenant in writing two (2) times in any consecutive twelve (12) month period; thereafter, Tenant shall be in default if Tenant fails to pay any sum due on or before the date such rent was due and payable);

(ii)                                  Tenant shall fail to pay on or before the due date thereof (which due date shall, unless otherwise specified herein, be the date that is thirty (30) days from the date such invoice or statement is rendered to Tenant) any charge or assessment (other than as set forth in Section 18(a)(i)) payable by Tenant pursuant to the terms hereof and such failure shall continue after the later of five (5) business days after written notice to Tenant of such failure of payment.

(iii)                               Tenant shall fail to comply with any term, provision or covenant made under this Lease by Tenant, other than the payment of the Monthly Rental, Tenant’s Prorata Share of Operating Expenses or any other charge or assessment payable by Tenant, and shall not cure such failure within thirty (30) days after written notice thereof to Tenant; provided, however, if any such default is of a nature that it can be cured and if Tenant in good faith commences to cure such default within such thirty (30) day cure period, but due to the nature of such default it could not be cured within such cure period after due diligence, no Event of Default shall be deemed to have occurred at the end of the cure period if Tenant is then diligently pursuing such cure to completion, and completes such cure as promptly as reasonably possible under all the circumstances; or Tenant shall fail to comply with any term, provision or covenant of this Lease and shall fail to cure such failure within twenty-four (24) hours after written notice thereof to Tenant by Landlord when such failure involves a condition posing an immediate and material threat to human health, safety or the environment;

(iv)                              Tenant shall become insolvent, or shall make a transfer in fraud of creditors or shall make a general assignment for the benefit of creditors;

(v)                                 Tenant shall file a petition under any Chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof, or there shall be filed against Tenant a petition in bankruptcy or insolvency or a similar proceeding which is not dismissed within sixty (60) days after the filing thereof, or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant;

(vi)                              A receiver or trustee shall be appointed for the Premises or for all or substantially all of the assets of Tenant;

(vii)                           Tenant shall do or permit to be done anything which creates a lien upon the Premises and such lien is not removed, bonded or discharged within ten (10) days after written notice from Landlord to Tenant thereof;

(viii)                        Tenant fails to timely deliver a subordination agreement pursuant to the terms of Section 15 hereof or an estoppel certificate pursuant to the terms of Section 13 and such failure continues for an additional five (5) business day period after written notice from Landlord to Tenant;

(ix)                                Tenant shall fail to vacate the Premises immediately upon termination of this Lease (except as otherwise may expressly be set forth in this Lease), by lapse of time or otherwise, or upon termination of Tenant’s right to possession only; or

(x)                                   Tenant shall assign, sublet or transfer its interest hereunder in violation of the provisions of Section 9 hereof.

(b)                                 Landlord Remedies.  Upon the occurrence of any of the aforesaid Events of Default, Landlord shall have the option to pursue any one or more of the following remedies:

(i)                                     Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease.

(ii)                                  Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Landlord shall have the right to enter into and upon the Premises in such event in accordance with applicable dispossessory statutes and to repossess the Premises and to expel or remove Tenant and any others who may be occupying or within the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom; Tenant hereby waiving any right to claim damage for such reentry and expulsion, and without relinquishing Landlord’s right to rent or any other right given to Landlord hereunder or by operation of law.  Unless otherwise consented to by Tenant, Landlord agrees that it will only repossess or regain possession of the Premises through applicable dispossessory procedures.

(iii)                               Upon termination of this Lease, whether by lapse of time, by or in connection with a dispossessory proceeding or otherwise, Landlord shall be entitled to recover as Landlord’s actual accrued damages, all rent, including any amount treated as additional rent hereunder, and other sums due and payable by Tenant on the date of termination, plus, as Landlord’s liquidated damages for the balance of the stated term hereof and not as a forfeiture or penalty, the sum of: (i) an amount equal to the then present value of the rent, including any amounts treated as additional rent hereunder, and other sums provided herein to be paid by Tenant for the residue of the stated term hereof, less the fair rental value of the Premises for such residue (taking into account the time and expenses necessary to obtain a replacement tenant or tenants, including expenses hereinafter described in subparagraph (iv)(B) relating to recovery of the Premises, preparation for reletting and for reletting itself), and (ii) the cost of performing any other covenants which would have otherwise been performed by Tenant.

(iv)                              (A)  Upon termination of Tenant’s right to possession of the demised Premises, regardless of whether such termination occurs as a result of a dispossessory proceeding, distraint proceeding, exercise of right of termination, lease expiration or otherwise, Tenant shall remain liable for payment of all rent thereafter accruing and for performance of all obligations thereafter performable under this Lease.  Landlord may, at Landlord’s option, enter the Premises, remove Tenant’s signs and other evidences of tenancy, and take and hold possession thereof as provided in subparagraph (ii) above, without such entry and possession releasing Tenant from any obligation, including Tenant’s obligation to pay rent, including any amounts treated as additional rent, hereunder for the full term of the Lease.

(B)  In the event of any reletting of the Premises by Landlord, Landlord may make repairs, alterations and additions in or to the Premises, and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord’s expenses for reletting, including, without limitation, any broker’s commission incurred by Landlord.  If the consideration collected by Landlord upon any such reletting plus any sums previously collected from Tenant are not sufficient to pay the full amount of all rent, including any amounts treated as additional rent hereunder and other sums reserved in this Lease for the remaining term hereof, together with the costs of repairs, alterations, additions, redecorating, and Landlord’s expenses of reletting and the collection of the rent accruing therefrom (including attorneys’ fees and broker’s commissions), Tenant shall pay to Landlord, as Landlord’s liquidated damages and not as a forfeiture or penalty, the amount of such deficiency upon demand and Tenant agrees that Landlord may file suit to recover any sums falling due under this section from time to time.

(v)                                 Landlord may, with or without entering the Premises and without being liable for prosecution or any claim of damages therefor, do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any expenses including, without limitation, reasonable attorneys’ fees actually incurred, which Landlord may actually incur in thus effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, except with respect to Landlord’s gross negligence or intentional misconduct.

(vi)                              Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof.  Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control.  Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

(vii)                           In the event of the termination of the Lease term, vacation of the Premises by Tenant, or termination of Tenant’s right to possession, Landlord shall use commercially reasonable efforts to relet the Premises for such rent and upon such terms as Landlord in its sole discretion shall determine (including the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet the Premises as a part of a larger area, and the right to change the character or use made of the Premises), and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting; provided, however, Landlord shall not be required to release the Premises before leasing any other space in the Building and Landlord shall not be deemed to have failed to mitigate if Landlord or its affiliates lease any other portions of the Building or other buildings owned or managed by Landlord or its affiliates before reletting all or any portion of the Premises.

(c)                                  Landlord Default.  If Landlord fails to pay on or before the due date thereof (which due date shall, unless otherwise specified herein, be the date that is thirty (30) days from the date such invoice or statement is rendered to Landlord) any amounts due to Tenant under this Lease and shall not cure such failure within five (5) business days following Tenant’s written notice to Landlord or if Landlord fails to keep or perform any of its obligations under this Lease and shall not cure such failure within thirty (30) days following Tenant’s written notice to Landlord except where specific shorter periods are herein specified, Landlord shall be in default under this Lease (a “Landlord Default”); provided, however, if the failure is of a nature that it cannot be cured within such shorter period or thirty (30) days, respectively, Landlord shall not be in default so long as Landlord commences the cure within such period and diligently pursues the cure to completion as soon as reasonably possible.  Upon the occurrence of a Landlord Default which default remains uncured for the period described in the preceding sentence,

(i)                                     In the event that such Landlord Default relates to the failure to provide any service, maintenance or repair required of Landlord under the Lease and such default materially and adversely affects Tenant’s business operations in the Premises, then Tenant shall have the right, but not the obligation, to remedy Landlord’s failure and charge Landlord for the reasonable out-of-pocket cost of such remedy, which charges shall be payable by Landlord.  Notwithstanding the foregoing provisions, no work by Tenant shall materially interfere with the use or enjoyment of the Building by any other tenant or occupant or user of the Building.

(ii)                                  In the event such Landlord Default arises because of the failure by Landlord to pay to Tenant any allowance provided or refund due to Tenant pursuant to this Lease, or because of failure in the reimbursement of expenses under Section 18(c)(i) above, Tenant shall have the right to deduct such costs from Monthly Rental next accruing hereunder; provided, however, that any such deduction shall not, in the aggregate, be more than twenty percent (20%) of the total Monthly Rental then due hereunder during such month.

(iii)                               Tenant shall be entitled to exercise any other right or remedy available to Tenant under law or equity, except for self-help or set-off; the limits of which are described in subparagraphs (i) and (ii) above.

Notwithstanding anything to the contrary contained in this Section, in the event Landlord disagrees with Tenant as to (x) whether Landlord is in default hereunder, or (y) whether Tenant has the right to offset against Monthly Rental, then Landlord shall have the right to suspend the further exercise of any rights of Tenant under this paragraph by notifying Tenant in writing of the dispute and that Landlord has initiated an expedited arbitration proceeding before the American Arbitration Association pursuant to its expedited procedures; provided, however, the foregoing right of Landlord shall not apply to suspend the exercise of Tenant’s self help right as provided in subsection (i) above.  In such event, Landlord and Tenant agree to pursue the arbitration of such dispute and the results of which shall be binding upon both Landlord and Tenant.  Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any cost, expenses, liability, claim, cause of action or other obligation or liability of Landlord or its agents arising out of or relating to Tenant’s improper exercise of Tenant’s self-help rights set forth in this paragraph.

(d)                                 Remedies Cumulative.  Except as otherwise expressly set forth in this Lease, pursuit by Landlord or Tenant of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or in equity, nor shall pursuit of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Monthly Rental, Tenant’s Prorata Share of Operating Expenses or other charges and assessments payable by Tenant and due to Landlord hereunder or of any damages accruing to Landlord by reason of violation of any of the terms, covenants, warranties and provisions herein contained.  No reentry or taking possession of the Premises by Landlord or any other action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease or an election by Landlord to terminate this Lease unless written notice of such intention is given to Tenant.  Forbearance by Landlord or Tenant to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default.  Tenant hereby expressly waives any and all rights to redeem, reinstate or restore, or obtain relief from forfeiture of this Lease granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of an Event of Default by Tenant under this Lease.

19.                               Damage by Fire,
Etc.

In the event that the Building, the Premises or the parking garage serving the Building are damaged or destroyed by fire, casualty or other act or occurrence of God including, without limitation, wind damage  (a “Casualty”) the rights and obligations of Landlord and Tenant shall be governed by the provisions of this Section 19.

(a)                                  Landlord’s Termination Rights.  If the entire Building or a substantial portion thereof (which may or may not include all or a part of the Premises), or the Building systems or structural components of the Building (whether or not the Premises are directly affected) are substantially damaged or destroyed and such damage or destruction is to the extent that in the reasonable opinion of Landlord’s architect delivered in writing to both parties within sixty (60) days after the date of such damage or destruction (the “Damage Date”), the damage cannot be repaired or restored within one (1) year after the date Landlord is authorized to receive the insurance proceeds and is authorized to reconstruct the same (the “Re-Construction Commencement Date”), Landlord may terminate this Lease, as of the date of Landlord’s notice, by giving Tenant notice within ninety (90) days after the Damage Date.  As used in this Section 19, the term “substantially damaged” shall mean such damage that the cost of repair and restoration thereof is reasonably estimated by Landlord’s architect to exceed twenty-five percent (25%) of the replacement cost of the Building.

(b)                                 Tenant’s Termination Rights.  If the Premises are damaged or destroyed by Casualty, or if the parking garage is damaged by Casualty such that Tenant’s use or enjoyment of or access to the Premises is materially adversely affected and if, in the reasonable opinion of Landlord’s architect, given in writing to both parties within sixty (60) days after the Damage Date, the Premises and related improvements cannot be repaired or restored to substantially the condition in all material respects that existed prior to the Casualty within one (1) year after the Re-Construction Commencement Date, Tenant may terminate this Lease by giving notice to Landlord at any time within ninety (90) days after the Damage Date, which termination shall be effective as of the date of such notice.  Further, in the event Tenant has not given notice to Landlord within ninety (90) days after the Damage Date of Tenant’s election to terminate the Lease, but the Re-Construction Commencement Date shall have not occurred on or before one hundred fifty (150) days after the Damage Date, then Tenant may terminate this Lease by giving notice to Landlord at any time within ten (10) days thereafter, which termination shall be effective as of the date of such notice.  In addition to the termination rights granted to Tenant under the preceding two sentences, if the Premises are damaged or destroyed by Casualty, or if any related improvements are damaged by Casualty such that Tenant’s use or enjoyment of or access to the Premises is materially adversely affected, and if the Premises and/or such related improvements are not substantially restored by Landlord to the extent required of Landlord hereunder on or before the date which is twelve (12) months after the Re-Construction Commencement Date (but in no event later than seventeen (17) months after the Damage Date), Tenant shall have the right to terminate this Lease by giving written notice thereof to Landlord within thirty (30) days thereafter, provided such notice is given prior to the date that Landlord has substantially completed the restoration of the Premises and related improvements; provided, however, that if construction or reconstruction is delayed because of changes, deletions or additions in construction requested by Tenant or because of matters beyond the reasonable control of Landlord, such periods for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed, but unless the delay is caused by Tenant, its members, partners, agents, contractors or employees, the extension under this proviso shall not exceed an additional sixty (60) days.

(c)                                  Termination Rights Near End of Lease Term.  Notwithstanding anything in this Section 19 to the contrary, if the Building is substantially damaged or destroyed by Casualty and if, in the reasonable opinion of Landlord’s architect, given in writing to both parties within sixty (60) days after the Damage Date, the Premises and other portions of the Building cannot be repaired or restored to the condition in all material respects that existed prior to the Casualty on or before the date which is two (2) years prior to the expiration of the Lease Term, then Landlord may terminate this Lease upon notice to the Tenant within ninety (90) days after the Damage Date provided that if Landlord exercises such election to terminate and Tenant has any unexercised option to extend the Lease Term, then Tenant may nullify Landlord’s asserted termination of this Lease under this Section 19(c) by exercising Tenant’s right to extend the Lease Term for the Renewal Term within thirty (30) days after receipt of Landlord’s notice of termination.  Also, notwithstanding anything in this Section 19 to the contrary, if either the Premises is materially damaged or destroyed by Casualty, or if any portion of the Building or related improvements is damaged or destroyed by Casualty so that Tenant’s use or enjoyment of or access to the Premises is materially adversely affected, and if, in the reasonable opinion of Landlord’s architect, given in writing to both parties within sixty (60) days after the Damage Date, the Premises and other such portions of the Building cannot be repaired or restored to the condition in all material respects that existed prior to the Casualty on or before the date which is two (2) years prior to the expiration of the Lease Term, Tenant may terminate this Lease upon notice to Landlord within ninety (90) days after the Damage Date.

(d)                                 Restoration Obligations.  If neither Landlord nor Tenant has the right to terminate this Lease pursuant to the foregoing provisions of this Section 19, or if the party or parties that have the right to terminate this Lease do not exercise such right within the time and in the manner as hereinabove provided, Landlord shall have the Building (excluding premises leased to other tenants) repaired or restored to the condition in all material respects that existed prior to the Casualty at the sole expense of the Landlord; provided, however Landlord shall have no repair or restoration obligation beyond the actual insurance proceeds collected by and made available to Landlord after commercially reasonable efforts.  Notwithstanding any provisions herein to the contrary, in no event shall Landlord be required to rebuild, repair or replace any part of the partitions, fixtures, additions or other improvements which may have been placed in or about the Premises by Tenant, and Tenant shall be responsible for the rebuilding, repairing or replacing of such items.  Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control except that Landlord’s insurance may be subject to control by the holder or holders of any indebtedness secured by a mortgage or deed to secure debt covering any interest of Landlord in the Premises, the Building, or the Property.  An equitable abatement in rent shall be allowed from the Damage Date for Tenant’s loss of use or access until such time that the damage has been repaired or restored in all material respects to its condition prior to the Casualty; provided that to the extent that any portion of the Premises is unusable for the purpose for which it was being used prior to the Casualty, then all rent applicable to such portion shall be abated in full.  Landlord’s architect shall deliver a notice to both parties within sixty (60) days after the Damage Date stating the time required to repair and restore the damage caused by any Casualty and if Landlord is obligated hereunder to repair and restore such damage, Landlord shall use all reasonable efforts in good faith to repair and restore such damage within the estimated time period.

(e)                                  Landlord’s Architect; Termination Conditions.  The opinions of and notices from architect contemplated in Sections 19(a), 19(b), 19(c) and 19(d) hereof shall be rendered or given, as the case may be, by a reputable, qualified, licensed architect selected by Landlord.  In the event of any termination of this Lease by either party pursuant to this Section 19, Monthly Rental, Tenant’s Prorata Share of Operating Expenses and any other payments due hereunder shall be apportioned and paid to the date of termination and Tenant shall vacate the Premises as soon as reasonably possible (but in no event later than fifteen (15) days) following the date of such termination; provided, however, that those matters of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

(f)                                    Repair Standards.  Unless this Lease is terminated as aforesaid as a result of any Casualty, Landlord shall, subject to and in accordance with Section 19(d) hereof, use reasonable efforts in good faith to have such repairs promptly commenced and diligently pursued so as not to unnecessarily interfere with the Tenant’s use or enjoyment of or access to the Premises.  In the event of any damage or destruction to the Building or the Premises by any peril covered by the provisions of this Paragraph 19, Tenant shall, upon notice from Landlord, remove forthwith, at Tenant’s sole cost and expense, such portion or all of the property belonging to Tenant or its licensees from such portion or all of the Building or the Premises as Landlord shall request.

(g)                                 Reaffirmation of Lease.  Upon the occurrence of any damage to, or destruction of the Premises or the Building which materially, adversely affects Tenant’s use or enjoyment of, or access to, the Premises, and provided that either Tenant does not have the right hereunder to terminate this Lease as a result of such damage or Tenant does have the right hereunder to terminate this Lease but has elected not to (or has failed to) terminate this Lease as provided herein, Tenant shall, within ten (10) days after receipt by Tenant of a written request therefor from Landlord and the receipt by Tenant from Landlord or Landlord’s architect, as the case may be, of all notices, elections and other information Tenant may reasonably require in order to make any election permitted under this Section 19, provide Landlord with a written reaffirmation of this Lease, including an acknowledgment that Tenant does not have the right to terminate this Lease as a result of such damage or that Tenant had the right to terminate this Lease but has elected not to (or has failed to) terminate this Lease as herein provided.

20.                               Condemnation.

(a)                                  If all or part of the Premises shall be taken for any public or quasi public use by virtue of the exercise of the power of eminent domain or by private purchase in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to Landlord within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant’s operation of its full business in the balance of the Premises.  If such portion of the Building or related improvements is taken (even if no part of the Premises is taken) and such taking substantially handicaps, impedes or impairs Tenant’s operation of its full business in the balance of the Premises (and Landlord does not provide notice to Tenant within sixty (60) days after the date of such taking that such material adverse effect will be alleviated by repairs or reconstructions as provided in Section 20(c) below), Tenant may terminate this Lease by written notice to Landlord within seventy five (75) days after the date of such taking, provided that Landlord shall have the right to nullify such termination by Tenant by providing notice to Tenant within ten (10) days after the receipt of Tenant’s termination notice that such material adverse affect will be alleviated by repairs or reconstructions pursuant to Section 20(c) below.  If title to so much of the Building is taken that a reasonable amount of reconstruction thereof will not in Landlord’s reasonable discretion result in the Building being a practical improvement and reasonably suitable for use for the purpose for which it is designed, and provided Landlord elects not to reconstruct the remaining portion of the Building for general office use, then Landlord shall have the right to terminate this Lease by written notice to Tenant within ninety (90) days after the date of such taking.

(b)                                 If this Lease is terminated under the provisions of this Section 20, rent shall be apportioned and adjusted as of the date of termination.  Tenant shall have no claim against Landlord or against the condemning authority for the value of any leasehold estate or for the value of the unexpired Lease Term (and Tenant hereby assigns to Landlord any right or interest to any award applicable thereto), provided that the foregoing shall not preclude any claim that Tenant may have against the condemning authority to the extent provided in Section 20(c) below.

(c)                                  If there is a partial taking of the Building and/or the parking garage and this Lease is not thereupon terminated under the provisions of this Section 20, then this Lease shall remain in full force and effect, and Landlord shall, within a reasonable time thereafter, repair or reconstruct the remaining portion of the Building (excluding portions thereof leased to tenants) and/or parking garage to the extent necessary to make the same a complete architectural unit; provided that in complying with its obligations hereunder Landlord shall not be required to expend more than the sum of the net proceeds of the condemnation award which are paid to Landlord and available to Landlord for repair and reconstruction.  If the portion of the Building, parking garage or the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair the conduct of Tenant’s business in the Premises or Tenant’s access thereto including, without limitation, a partial taking of the parking garage such that Landlord cannot provide to Tenant the total number of parking spaces allocated to Tenant pursuant to Section 35 and Landlord does not restore the Building, parking garage and Premises as set forth above because the amount of condemnation award paid to Landlord is insufficient and the cost of reconstruction will exceed the portion of such condemnation award available to Landlord for reconstruction, Landlord shall have the right to terminate this Lease.  If Landlord does not terminate this Lease, then Landlord agrees to commence restoration, and upon commencing such restoration, Landlord agrees to complete same within a reasonable time thereafter and to pay any shortfall resulting from the inadequacy of the condemnation proceeds.  In the event Tenant is unable to operate its business in the Premises or any portion thereof, or utilize the parking garage or such portion thereof as substantially impedes or impairs the conduct of Tenant’s business in the Premises, as a result of and during the time of Landlord’s restoration of the Building as provided herein, then Monthly Rental and Tenant’s Prorata Share of Operating Expenses under this Lease shall be equitably abated until the entire Premises (or portion thereof that was rendered unusable) are again usable.

(d)                                 All compensation awarded or paid to Landlord upon a total or partial taking of the Premises or the Building shall belong to and be the property of Landlord without any participation by Tenant; excepting, however, nothing herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, for damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant, and, if such claim does not reduce the amount of the award otherwise payable to Landlord, for the unamortized cost of any leasehold improvements to the extent same were installed at Tenant’s expense and to the extent such costs were not reimbursed or contributed to by Landlord.

(e)                                  Notwithstanding anything to the contrary contained in this Section 20, if, during the Lease Term, the use or occupancy of any part of the Building, the Premises or the parking garage shall be taken or appropriated temporarily for any public or quasi-public use under any governmental law, ordinance, or regulations, or by right of eminent domain, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Lease Term.  In the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the loss of use or occupancy of the Premises during the Lease Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration and compensation for the loss of use or occupancy of the Premises after the end of the Lease Term.  Landlord or Tenant shall each have the right to terminate this Lease by written notice to the other party in the event of any such temporary appropriation or taking (i) which has affected a material portion of the Premises for a period in excess of one (1) year and which will continue to affect a material portion of the Premises for an indeterminate time period or (ii) which, at the time of the termination, will affect a material portion of the Premises for a period in excess of one (1) year thereafter as evidenced by a written notice to such effect from the condemning authority.

(f)                                    If there is a partial taking of the Building or the parking garage and this Lease is not thereupon terminated under the provisions of this Section 20, Tenant shall, within ten (10) days after receipt by Tenant of a written request therefor from Landlord, provide Landlord with a written reaffirmation of this Lease, including an acknowledgment that Tenant does not have the right to terminate this Lease as a result of such taking or that Tenant had the right to terminate this Lease but has elected not to (or has failed to) terminate this Lease as herein provided.

21.                               Sale by
Landlord.

In the event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any liability for the future performance of the covenants or conditions, express or implied, herein contained in favor of Tenant, from and after the date of such sale, but only if the purchaser assumes all of the Landlord’s future obligations hereunder, and in such event Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease for such future performance.  Tenant agrees to attorn to the purchaser or assignee in any such sale.

22.                               Right of
Landlord to
Perform.

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent except as otherwise expressly set forth herein.  If Tenant shall fail to perform any acts, covenants or agreements to be performed by Tenant under any of the terms of this Lease or to pay any sum of money, other than rent, required to be paid by it hereunder, and such failure shall continue for ten (10) days after written notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such act, covenant or agreement on Tenant’s part to be made or performed as in this Lease provided.  All sums so paid by Landlord or costs related to Landlord’s performance of such acts, covenants or agreements and all necessary incidental costs, together with interest thereon at the Agreed Interest Rate as defined in Paragraph 8 hereof from the date of such payment by Landlord, shall be payable as additional rent to Landlord on demand, and Tenant covenants to pay any such sums, and Landlord shall have, in addition to any other right or remedy of the Landlord, the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the rent.

23.                               Surrender of
Premises.

(a)                                  Except as provided in this Section 23 hereof, upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, broom clean in the same condition as at the date of commencement of the Lease Term, except for (A) alterations which Tenant is not required to remove pursuant to Section 23(b) below, (B) alterations as to which Landlord’s consent was not required to be obtained as provided in Section 23(b) hereof, and (C) reasonable wear and tear, damage caused by Casualty or condemnation (the repair obligations for which are covered in Sections 19 and 20 hereof), and Tenant shall remove such of its personalty, movable equipment and alterations, additions, and improvements from the Premises as is required by Section 23(b) below.  Tenant’s obligation to observe or perform the covenants set forth in this Section 23 shall survive the expiration or termination of this Lease.

(b)                                 Tenant shall, upon the expiration or earlier termination of this Lease or the termination of Tenant’s right to possession of the Premises, remove all personalty and movable equipment which it has placed upon the Premises or the Building, including, without limitation, any computer, satellite, telephone or telecommunications equipment (including, but not limited to, the existing three-meter dish located on the roof of the Building), wiring, cabling or hardware, whether or not such personal property, equipment, alterations, additions, or improvements are located in the Premises.  Tenant shall also remove any alterations which required the approval of Landlord and with regard to which Landlord notified Tenant with Landlord’s approval that removal thereof would be required upon termination of this Lease.  Landlord acknowledges and agrees that Tenant shall have the right to remove any audio visual equipment installed in the Premises.  Tenant shall be responsible for the cost of any repairs of any damage caused by removal of such personalty, equipment, alterations, additions and improvements required to be removed by Tenant or removed by Tenant hereunder.  If Tenant shall fail or refuse to remove all of Tenant’s personalty, and equipment required to be removed from the Premises upon the expiration or termination of this Lease for any cause whatsoever, or upon Tenant being dispossessed by process of law or otherwise, Landlord may, at its option, remove the same in any manner that Landlord shall choose and store or dispose of said equipment and personalty without liability for any loss or damage thereto.  Tenant shall pay Landlord on demand any and all reasonable out-of-pocket expenses incurred by Landlord in such removal, storage and disposal, including, without limitation, court costs, reasonable attorneys’ fees actually incurred, storage charges and the cost of repairing any damage to the Building caused by such removal.  Landlord, at its option, may, without notice, sell said equipment and personalty or any part thereof at public or private sale for such price as Landlord may obtain and retain all the proceeds of such sale.  The covenants and conditions of this Section 23 shall survive any expiration or termination of this Lease.

(c)                                  Subject to any agreement between Landlord and a subtenant, the voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

24.                               Waiver.

If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein.  Furthermore, the acceptance of rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time Landlord accepted such rent.  Failure by Landlord or Tenant to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant or Landlord.  Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

25.                               Notices.

Whenever any notice, demand or request is required or permitted hereunder, such notice, demand or request shall be hand-delivered in person, by reputable courier service or sent by United States Mail, registered, postage prepaid, to the addresses set forth below:

If to Landlord:	300 Galleria Parkway Associates
c/o Childress Klein Properties
300 Galleria Parkway
Suite 600
Atlanta, Georgia 30339

If to Tenant:	Worldspan L.P., a Delaware Limited Partnership
300 Galleria Parkway, Suite 2100
Atlanta, Georgia 30339
Attn: Vice President of Financial Planning and Administration

Any notice, demand or request which shall be served upon either of the parties in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder (i) at the time such notices, demands or requests are hand-delivered in person, (ii) on the third day after the mailing of such notices, demands or requests in accordance with the preceding portion of this paragraph, or (iii) at the time such notices, demands or requests are delivered by national overnight express delivery service, postage and charges prepaid.

Either Landlord or Tenant shall have the right from time to time to designate by written notice to the other party such other places in the United States as Landlord or Tenant may desire written notice to be delivered or sent in accordance herewith; provided, however, at no time shall either party be required to send more than an original and two copies of any such notice, demand or request required or permitted hereunder.

Notwithstanding the foregoing, all rental payments under this Lease shall be sent to the address specified in paragraph 2(a) above.

26.                               Certain Rights
Reserved to the
Landlord.

Landlord reserves and may exercise the following rights without affecting Tenant’s obligations hereunder:

(a)                                  To designate all sources furnishing, and toilet supplies, lamps and bulbs used in the Premises;

(b)                                 To retain at all times pass keys to the Premises; provided, however, that Landlord shall not use such passkeys to enter Tenant’s vault room(s) or server room(s) except in the event of an emergency;

(c)                                  To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building in keeping with the office nature of the Building;

(d)                                 To close the Building after regular work hours and on legal holidays subject, however, to Tenant’s right to admittance on a twenty-four (24) hour basis, under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building register and provide sufficient forms of identification to a watchman and that said persons establish their right to enter or leave the Building; and

(e)                                  To take any and all measures, including inspections, repairs, alterations, decorations, additions and improvements to the Premises or the Building, and identification and admittance procedures for access to the Building as may be necessary or desirable for the safety, protection, preservation or security of the Premises or the Building or Landlord’s interest, or as may be necessary or desirable in the operation of the Building.

Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant’s use or possession and without being liable in any manner to Tenant and without abatement of rent or affecting any of Tenant’s obligations hereunder.

27.                               Communication
Equipment.

 The following shall be applicable with respect to any satellite dish Tenant wishes to install:

(a)                                  Subject to the following provisions, Tenant shall have the right, at Tenant’s sole cost and expense, to install, maintain and operate one (1) satellite dish (or other communication equipment with a similar use) and related equipment (collectively, the “Dish”) at a location on the roof of the Building mutually agreeable to Landlord and Tenant.  The Dish shall not exceed such size as is customarily permitted to be installed on the rooftops of comparable similar buildings by similarly-sized tenants in the metropolitan Atlanta commercial real estate market, shall be adequately screened from view and shall not be visible from ground level.  Landlord shall have the right to review and approve any Dish and all plans relating thereto prior to Tenant’s installation of such Dish.  Tenant’s rights hereunder shall be expressly conditioned upon the compliance with all standard procedures then required by Landlord, with respect to such satellite dish.  Notwithstanding any provisions to the contrary herein, Tenant may not place any other or additional Dish on the Building prior to Tenant’s removal of the existing three-meter dish located on the Building.

(b)                                 Prior to Tenant locating the Dish on the roof of the Building, Tenant must first provide reasonable verification to Landlord that the weight of the Dish and its location on the roof will not damage or harm the roof or other parts of the Building.  Upon reasonable approval by Landlord of the Dish, Landlord will permit Tenant reasonable access to the roof of the Building, as needed, to install, maintain and/or remove the Dish.  Tenant will also have the right to install conduit and cabling in the Building risers as necessary to connect the Dish to the Premises, subject to Landlord’s reasonable approval, and to the removal by Tenant of any existing cabling of Tenant in such risers reasonably necessary to accommodate such new conduit and/or cabling.  Tenant will exercise reasonable efforts to minimize any disruption of activity otherwise occurring in and about the Building and the Project in connection with Tenant’s installation, maintenance and removal of the Dish.

(c)                                  Landlord may request that Tenant relocate the Dish if Landlord is required to do so by applicable laws.  Tenant will cooperate with Landlord to identify an alternate location which will comply with such laws.  All expenses incurred in relocating the Dish pursuant to this subparagraph (c) shall be born by Tenant.

(d)                                 Tenant will insure that the Dish and each part of it will be installed in accordance with all local and building and other laws.  Tenant will promptly remove and hereby agrees to indemnify, defend and hold Landlord harmless in connection with any mechanics’ liens upon the Project or the Building which result from work associated with the installation, maintenance or removal of the Dish.  Tenant will obtain all FCC and all other licenses or approvals required to install and operate the Dish and shall operate the Dish in a manner that will not interfere with the quiet enjoyment or business operations of other tenants in the Building (including such other tenants’ existing communications equipment on the roof of the Building).

(e)                                  Tenant shall indemnify and hold Landlord harmless from and against any and all claims, costs, demands, damages, and liabilities arising from Tenant’s installation, removal, use or maintenance of the Dish, except if resulting from Landlord’s negligence or willful misconduct.  Such indemnity shall include damage to property (including the roof of the Building) and injury or death to persons.

(f)                                    Tenant, at Tenant’s sole cost and expense, shall remove the Dish upon the expiration or termination of this Lease and shall repair all damage to the Building or the Project as a result of Tenant’s installation, maintenance, use or removal of the Dish, thereby restoring the Building or the Project to its condition prior to the installation of the Dish, normal wear and tear excepted.

28.                               Successors and
Assigns.

Subject to the provisions of Paragraph 9 hereof, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties hereto.

29.                               Attorneys’ Fees.

In the event that any action or proceeding is brought to enforce any term,  covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such litigation shall be entitled to reasonable attorneys’ fees to be fixed by the Court in such action or proceeding.  Notwithstanding anything to the contrary contained herein, neither Landlord nor Tenant shall be entitled to collect statutory attorney fees pursuant to O.C.G.A. §13-1-11.

30.                               Corporate
Authority.

If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in Georgia, that the corporation has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the corporation were authorized to do so.  Upon Landlord’s request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.  If Tenant signs as any other legal entity, Tenant shall provide Landlord with reasonable evidence of authority.

31.                               Signage.

So long as Worldspan, L.P. leases and occupies not less than 138,962 rentable square feet of space in the Building, Tenant shall have the exclusive right to place and maintain the name “Worldspan” on the Building at the size, dimension, appearance and location of the current “Worldspan” signage existing on the Building on the date of this Lease; provided, however, that if the condition in this sentence shall cease to be true, then Worldspan, L.P. shall no longer have such right and, if such sign is still located on the Building, shall, at Landlord’s request, remove such sign and repair any damage therefrom.  All costs relating to the installation, construction, maintenance, and removal of such sign shall be at the expense of Worldspan, L.P.  Any change in such signage shall in all events be subject to Landlord’s prior architectural approval and approval as to its location.  Any such signage shall in all events be subject to compliance with all applicable governmental rules and regulations.  The rights of Worldspan, L.P. set forth in this Section 31 shall not be assignable or transferable to any other person or entity, except that an assignee of this Lease under a Permitted Transfer may continue to exercise such rights in accordance with this Section 31.

32.                               Miscellaneous.

(a)                                  The paragraph headings herein are for convenience of reference and shall in no way define, increase, limit, or describe the scope or intent of any provision of this Lease.  The term “Landlord” as used in this Lease shall include the Landlord, its successors and assigns.  In any case where this Lease is signed by more than one person, the obligations hereunder shall be joint and several.  The term “Tenant” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and each of their respective successors, executors, administrators, and permitted assigns, according to the context hereof.

(b)                                 Time is of the essence of this Lease and all of its provisions.  This Lease shall in all respects be governed by the laws of the State of Georgia.  This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations.  There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits.  This Lease may not be modified except by a written instrument by the parties hereto.  Except as expressly set forth herein, effective January 1, 2004, this Lease shall supersede all prior leases with Tenant with respect to the Premises or any portion thereof and such prior leases shall be deemed terminated without any further action or documentation.

(c)                                  If for any reason whatsoever any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

(d)                                 All obligations of Tenant or Landlord hereunder not fully performed as of the expiration or earlier termination of the term at this Lease shall survive the expiration or earlier termination of the term hereof.

(e)                                  If any clause, phrase, provision or portion of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder of this Lease or any other clause, phrase, provision or portion hereof, nor shall it affect the application of any clause, phrase, provision or portion hereof to other persons or circumstances, and it is also the intention of the parties to this Lease that in lieu of each such clause, phrase, provision or portion of this Lease that is invalid or unenforceable, there be added as a part of this Lease a clause, phrase, provision or portion as similar in terms to such invalid or unenforceable clause, phrase, provision or portion as may be possible and be valid and enforceable.

(f)                                    Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, Landlord or Tenant shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to causes of any kind whatsoever which are beyond the control of Landlord; provided, however, that this provision shall not apply to Tenant’s obligations to pay rent under this Lease or to any other obligations of Tenant under this Lease involving, relating to, or that can be performed by the making of payments to Landlord or any other party.

(g)                                 Notwithstanding any other provisions of this Lease to the contrary, if the Lease Term hereof shall not have occurred before the twentieth (20th) anniversary of the date hereof, this Lease shall be null and void and neither party shall have any liability or obligation to the other hereunder.  The purpose and intent of this provision is to avoid the application of the rule against perpetuities to this Lease.

33.                               General
Reasonableness..

[Intentionally omitted.]

34.                               Quiet
Enjoyment.

Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord subject to the terms and provisions of this Lease.  In the event this Lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of the prior leases.  Landlord shall not be liable for any interference, nuisance or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference, nuisance or disturbance.

35.                               Landlord’s
Liability.

Notwithstanding anything to the contrary contained herein, any liability of Landlord hereunder shall be enforceable only out of the interest of Landlord in the Building and the Property and in no event out of the separate assets of Landlord or any shareholder or partner of Landlord.  Landlord’s interest in the Building and the Property shall be deemed to include all improvements constructed on the Property as well as any sales, insurance, and condemnation proceeds from the Building and Property received by Landlord and not used to restore the Building.

36.                               Parking.

Throughout the term of this Lease (including any renewal terms), Landlord shall continue to make available to Tenant, sixty-one (61) reserved parking spaces, and four (4) reserved van pool spaces, free of charge, sixty (60) of such spaces being outlined in Exhibit “G”, Parking.  The remaining five (5) reserved spaces will be identified by Landlord upon request by Tenant.  Landlord shall not be required to maintain or make available to Tenant any reserved van pool space if Tenant ceases operation of the van using such space.  Landlord represents that there are 3.2 parking spaces per each 1,000 square feet of usable square feet in the Premises, with such parking spaces to be located in the parking garage and areas serving the Building.  All of said parking spaces may be used free of charge by Tenant, its employees, and invitees throughout the Lease Term (including any renewal terms).

37.                               No Estate.

This contract shall create the relationship of Landlord and Tenant, and no estate shall pass out of Landlord.  Tenant has only a usufruct, not subject to levy and sale and not assignable by Tenant, except as provided for herein and in compliance herewith.

38.                               Lease Effective
Date.

Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

39.                               Rules and
Regulations.

(a)                                  Tenant shall faithfully observe and comply with the rules and regulations printed on or annexed to this Lease as Exhibit “A” which is attached hereto and made a part hereof and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord, provided that all rules and regulations now in effect or which may be enacted by Landlord in the future shall be enforced only in a non-discriminatory manner with respect to Tenant and shall not in any event modify, alter or amend the provisions of this Lease.  To the extent any provisions of the such rules and regulations shall conflict with the terms of this Lease, any express terms of this Lease shall control with respect thereto.  Landlord shall notify Tenant a reasonable time prior to the effective date of any changes or amendments to said rules.  Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Building of any of said rules and regulations.  Tenant shall faithfully observe and comply with the rules and regulations put into effect from time to time by the owners of other buildings and property within the Atlanta Galleria complex.  Tenant will be responsible for causing its employees, customers, subtenants, licensees, invitees, agents, concessionaires and contractors to comply with all such rules and regulations.

(b)                                 Tenant acknowledges and agrees that Landlord may insist upon compliance with and enforce the rules and regulations as well as any laws, statutes, ordinances or governmental rules or regulations as mentioned in Paragraph 5 above, and may, pursuant to the Georgia Criminal Trespass Statute (Official Code of Georgia Annotated, Section 16-7-21), prohibit any person including any of Tenant’s employees, agents, customers, licensees, guests, invitees, concessionaires, or contractors from entering or remaining upon all or any portion of the Building, including the Premises, or any other building or property within the Atlanta Galleria complex, including the hotel, office towers, parks, gardens, roadways, parking lots, parking decks, performance stages, and all other buildings, land or property, if Landlord determines in its sole discretion that said person has not complied with any law, ordinance, rule or regulation or poses a threat to the safety, welfare or health of any person or to the maintenance or orderliness of the administration of the Building.  Tenant further agrees that it shall not interfere with or object to Landlord’s enforcement of any such laws, ordinances, rules and regulations including Official Code of Georgia Annotated, Section 16-77-21 or any similar statute.

40.                               Health Club/
Food Service.

Landlord shall use reasonable good faith efforts to operate, or cause to be operated by a third party manager, the existing health club facility (“Galleria Athletic Club”) located in the basement and ground floor of the Building so long as Landlord is able to do so without incurring cash flow deficits with respect to such operation.  In the event Landlord incurs cash flow deficits in any one year in excess of $10,000.00 and reasonably expects a cash flow deficit for the upcoming year, Landlord may discontinue the operation of the Galleria Athletic Club, but only after giving Tenant ninety (90) days prior notice of such discontinuance and providing Tenant with an option to incorporate the Galleria Athletic Club space into this Lease at an annual rental of $10 per year plus an expense reimbursement for the cost of electricity and water provided by Landlord.  It is understood that if Tenant exercises this option, Landlord will provide Tenant with the free use of all equipment owned by Landlord relating to the operation of the Galleria Athletic Club (exercise equipment, furniture, free weights, etc.) during the Lease Term.  Tenant agrees that if Tenant exercises this option, Tenant will only use the facility as a health club and that Tenant will confine its use to Tenant’s employees and invitees and will specifically not sell memberships to other Galleria tenants or the public at large.  Tenant further agrees that if Tenant exercises this option, Tenant will permit Landlord to change the signage so that it no longer suggests that the Galleria Athletic Club is an amenity available to other tenants of the Galleria office complex.  Should Tenant exercise this option and then discontinue operating the facility as a health club, Tenant shall promptly notify Landlord and shall immediately deliver control of the space (together with all exercise equipment, furniture, free weights, etc.) back to Landlord, who shall be free to lease or use the space, or portions thereof, for office, retail, storage or other legitimate uses.

Landlord shall use reasonable good faith efforts to cause to be operated by a third-party operator throughout the Lease Term a food service facility within the Building.

41.                               Bond Lease.

Landlord acknowledges that Tenant is seeking the appropriate approvals for a sale and leaseback transaction with the Development Authority of Cobb County or a related entity (the “Authority”) under which Landlord would convey the Building to the Authority in exchange for the Authority’s Taxable Industrial Development Revenue Bond (Worldspan, L.P. Project), or other denominated bond issued for such purpose (the “Bond”), and would lease the Building back from the Authority under a Lease Agreement (the “Bond Lease”) under which Landlord would pay Basic Rent matching the debt service on the Bond.  The Bond Lease and Basic Rent and other collateral would be pledged by the Authority as security for the Bond under a Deed to Secure Debt, Assignment of Rents and Leases and Security Agreement (the “Security Document”) from the Authority to Landlord.  The foregoing proposed transaction is herein called the “Bond Transaction.”  Landlord shall reasonably cooperate with Tenant in Tenant’s efforts to complete the Bond Transaction, provided such cooperation does not impose additional expense or liability on Landlord.

42.                               Cessation of
Services.

Notwithstanding any self-help remedy set forth herein, if Landlord fails to furnish an essential building service (i.e. potable water, electricity, sewer, telephone, elevator service, HVAC or emergency life safety systems) that Landlord is obligated to provide under this Lease for any reason not attributable to the act or neglect of Tenant or its agents, employees, contractors, subtenants, licensees or invitees or Force Majeure, there shall be an equitable abatement of Monthly Rental and Tenant’s Prorata Share of Operating Expenses, but only under the following terms and conditions:

(a)                                  Tenant cannot reasonably use the Premises (or portion thereof) for normal business operations (and Tenant does not in fact use the Premises or portion thereof for normal business operations using normal and customary personnel), as a result of the interruption in such essential building service for a period of five (5) consecutive business days or seven (7) business days in any thirty (30) day period;

(b)                                 Tenant shall not, however, be entitled to any abatement of Monthly Rental and Tenant’s Prorata Share of Operating Expenses if the interruption or abatement in essential service or the failure by Landlord to furnish such essential service is the result of Force Majeure or is the result of an interruption or abatement in service of a public utility through no fault of, action or inaction by Landlord.  By way of example only, there shall be no abatement of Monthly Rental and Tenant’s Prorata Share of Operating Expenses if Landlord is unable to furnish water or electricity to the Premises if no water or electricity is then being made available to the Building by the supplying utility company or municipality through no fault of, action or inaction by Landlord.

(c)                                  At the time of the loss of service, Tenant must give written notice promptly to Landlord of the loss of service and its claim for abatement under this Section 42 and Tenant only shall be entitled to abatement of Monthly Rental and Tenant’s Prorata Share of Operating Expenses, assuming all other conditions of this Section 42 are satisfied, commencing on the day such notice is given to Landlord, provided that if such service is restored or replaced within five (5) business days (or after the seventh (7th) business day in any thirty (30) day period) after Landlord’s receipt of such notice, then Tenant shall not be entitled to any such abatement; and

(d)                                 Landlord may prevent or stop abatement by (i) providing substantially the same service by temporary or alternative means until the cause of the loss of service can be corrected, or (ii) reinstating the lost service.

43.                               Brokerage
Commissions.

Tenant represents that Tenant has not engaged or worked with any real estate brokers or agents other than Julien J. Studley, Inc. (collectively, “Broker”) in connection with this Lease for the Premises.  Tenant shall indemnify and hold harmless Landlord and Landlord’s agents from and against any and all claims for commissions or other compensation, and any liabilities, damages and costs relating thereto, that may be asserted by any person or entity other than Broker to the extent that Tenant has engaged such person or such claim results from any action of Tenant.

44.                               Reciprocal
Indemnification.

Subject to the provisions of Section 11 hereof, Tenant hereby indemnifies Landlord from and agrees to defend and hold Landlord harmless against, any and all liability, loss, cost, damage or expense, including, without limitation, court costs and reasonable attorneys’ fees, imposed on Landlord by any person whomsoever, caused by (i) Tenant’s use of the Premises or any part thereof, (ii) the negligence or willful misconduct of Tenant, or any of its partners, employees, contractors, servants, agents, subtenants, or legal representatives or (iii) breach of this Lease by Tenant.  Subject to the provisions of Sections 11 and 35 hereof, Landlord hereby indemnifies Tenant from, and agrees to defend and hold Tenant harmless against, any and all liability, loss, cost, damage or expense, including without limitation, court costs and reasonable attorneys’ fees, imposed on Tenant by any person whomsoever, caused by (x) the negligence or willful misconduct of Landlord or any of its members, partners, employees, contractors, servants, agents or legal representatives, or (y) breach of this Lease by Landlord.  The provisions of this Section 44 shall survive the expiration or any termination of this Lease.

45.                               Competing
Tenants.

During the term of this Lease, Landlord shall not lease any space in the Building or consent to any assignment or sublease of any leases or space in the Building (but only to the extent that Landlord has the right to withhold such consent) to any of the following entities:  Continental Airlines, United Airlines, Abacus, American Airlines, Delta Airlines, Northwest Airlines, Sabre, Galileo, Apollo, System One, Amadeus, SITA/Gets, Cendant Business Travel, Travelocity, Pegasus and ITA.

46.                               Name of
Building.

The name of the Building shall be the “300 Galleria Building”, unless changed by Landlord as provided in this Paragraph 46.  As long as Tenant is leasing and occupying more than fifty percent (50%) of the rentable square feet in the Building, Landlord shall not change or add to the name of the Building without the consent and approval of Tenant, and specifically Landlord shall not include the name of any other tenant or occupant of the Building in the name of the Building or in any reference to the name of the Building without the consent and approval of Tenant.  Tenant shall not unreasonably withhold any consents or approvals under this Paragraph 46.  If Tenant is not leasing and occupying more than fifty percent (50%) of the rentable square feet in the Building, then Landlord may change the name of Building without Tenant’s consent.

47.                               Exculpation.

(a)                                  In consideration for entering into this Lease, Tenant hereby waives any rights to bring a cause of action against the individuals executing this Lease on behalf of Landlord (except for any cause of action based upon lack of authority or fraud), and all persons dealing with Landlord must look solely to Landlord’s assets for the enforcement of any claim against Landlord, and the obligations hereunder are not binding upon, nor shall resort be had to the private property of any of the partners of 300 Galleria Parkway Associates.  Nothing contained in this Paragraph 47 shall be deemed to limit the provisions of Paragraph 35 above.

(b)                                 In consideration for entering into this Lease, Landlord hereby waives any rights to bring a cause of action against the individuals executing this Lease on behalf of Tenant (except for any cause of action based upon lack of authority or fraud), and the obligations hereunder are not binding upon, nor shall resort be had to the private property of, any of such individuals executing this Lease on behalf of Tenant.

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

LANDLORD: 300 Galleria Parkway Associates, a Texas limited partnership

By:	/s/ J. Donald Childress
	Name:	J. Donald Childress
	Title:	General Partner

Attest:
Name:
Title:

(CORPORATE SEAL)

TENANT: Worldspan L.P., a Delaware limited partnership

By:	/s/ Dale Messick
	Name:	Dale Messick
	Title:	Senior Vice President and Chief Financial Officer

Attest:
Name:
Title:

(CORPORATE SEAL)

EXHIBIT “A”

RULES AND REGULATIONS

1.                                       Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by Tenants or used by them for any purpose other than for ingress and egress from their respective Premises.  The halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its Tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of such Tenant’s business unless such persons are engaged in illegal activities.  No Tenant, and no employees or invitees of any Tenant, shall go upon the roof of the Building, except as authorized by Landlord.

2.                                       No sign, placard, picture, name, advertisement, notice or other such item visible from the exterior of Premises shall be inscribed, painted, illuminated, affixed, installed or otherwise displayed by any Tenant either on its Premises or any part of the Building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, notice or other such item without notice to and at the expense of Tenant.

If Landlord shall have given such consent to any Tenant at any time, whether before or after the execution of the Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of such Lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement or notice.

All approved signs or lettering on doors and walls shall be printed, painted, affixed and inscribed at the expense of the Tenant by a person approved by Landlord.

3.                                       The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of Tenants only and Landlord reserves the right to exclude any other names therefrom, including the names of any subtenants of Tenant.

4.                                       No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on any Premises without the prior written consent of Landlord.  In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord’s standard window covering and shall in no way be visible from the exterior of the Building.  No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building.  No articles shall be placed against glass partitions or doors which might appear unsightly from outside Tenant’s Premises.

5.                                       Landlord reserves the right to exclude from the Building between the hours of 6 pm and 8 am on Monday through Friday and at all hours on Saturdays, Sundays, and holidays all persons who are not Tenants or their accompanied guests in the Building.  Each Tenant shall be responsible for all persons for whom it allows to enter the Building and shall be liable to Landlord for all acts of such persons.

Landlord shall in no case be liable for damages for error with regard to the admission to or exclusion from the Building of any person.

During the continuance of any invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building by closing and/or locking the doors, or otherwise, for the safety of Tenants and protection of the Building and property in the Building.  Notwithstanding the foregoing, and except as may be required or appropriate in an emergency condition, Landlord shall not restrict at any time the ability of Tenant or Tenant’s invitees, agents or employees to exit the Building.

6.                                       No Tenant shall employ any person or persons for the purpose of cleaning Premises unless otherwise agreed to by Landlord in writing.  Except with the written consent of Landlord no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning same.  No Tenant shall cause any unnecessary labor by reason of such Tenant’s carelessness or indifference in the preservation of good order and cleanliness of the Premises.  Landlord shall in no way be responsible to any tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any Tenant by the janitor or any other employee or any other person.

7.                                       No Tenant shall obtain or maintain for use upon its Premises or the Building coin-operated or other vending machines or accept barbering or bootblacking or carwashing services in its Premises or in the Building, or on the Property, except from persons authorized by Landlord.

8.                                       Each Tenant shall see that all doors of its Premises are closed and securely locked and must observe strict care and caution that all water faucets, water apparatus, coffee makers and any other electrical appliances or equipment are entirely shut off before the Tenant or its employees leave such Premises, and that all utilities shall likewise be carefully shut off so as to prevent waste or damage, and for any default or carelessness the

Tenant shall make good all injuries sustained by other Tenants or occupants of the Building of Landlord.  On multiple tenancy floors, all Tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

9.                                       As more specifically provided in the Tenant’s Lease of the Premises, Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning, and shall refrain from attempting to adjust any controls.

10.                                 No Tenant shall alter any lock or access device or install a new or additional lock or access device or any bolt on any door of its Premises without the prior written consent of Landlord.

11.                                 No Tenant shall make or have made additional copies of any keys or access devices provided by Landlord.  Each Tenant, upon the termination of the Tenancy, shall deliver to Landlord all the keys or access devices for the Building, offices, rooms and toilet rooms which shall have been furnished Tenant or which Tenant shall have had made.  In the event of the loss of any keys or access devices so furnished by Landlord, Tenant shall pay Landlord therefor.

12.                                 The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever, including, but not limited to, coffee grounds shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant, who, or whose employees or invitees, shall have caused it.

13.                                 No Tenant shall use or keep in its Premises or the Building any kerosene, gasoline or flammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office equipment.  No tenant shall use any method of heating or air-conditioning other than that supplied by Landlord.  In the event flammable or combustible fluids or materials are permitted by Landlord in the Premises, these materials must be maintained and secured so as to comply with all laws, rules and regulations governing such materials, including but not limited to, all fire codes.

14.                                 No Tenant shall use, keep or permit to be used or kept in its Premises any foul or noxious gas or substance or permit or suffer such Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be brought or kept in or about any Premises of the Building.

15.                                 Cooking shall be permitted by Tenant on its Premises without the consent of Landlord, provided that Tenant uses only Underwriters’ Laboratory approved appliances, microwaves and/or equipment for the preparation of meals, coffee, tea, hot chocolate and similar beverages only for Tenant and Tenant’s employees, and such equipment and use is in accordance with applicable federal, state and city laws, codes, ordinances, rules and regulations.  No portion of the Premises shall be used for lodging or for a cafeteria or restaurant-type facility.

16.                                 Except with the prior written consent of Landlord or with respect to (a) occasional sales by employees of Tenant for charitable purposes, and (b) sales by Tenant of “Worldspan” merchandise within the Premises to employees of Tenant, no Tenant shall sell, permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on any Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from any Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises of any Tenant be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty parlor, nor shall the Premises of any Tenant be used for any improper, immoral or objectionable purpose, or any business activity other than that specifically provided for in such Tenant’s lease.

17.                                 If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions in their installation.

18.                                 Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed.  No boring or cutting for wires will be allowed without the prior written consent of Landlord.  The location of burglar alarms, telephones, call boxes or other office equipment affixed to all Premises shall be subject to the written reasonable approval of Landlord.

19.                                 No Tenant shall install any radio or television antenna, loudspeaker or any other device on the exterior walls or the roof of the Building.  Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20.                                 No Tenant shall lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its Premises in any manner except as approved in writing by Landlord.  The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the Tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

21.                                 No furniture, freight, equipment, materials, supplies, packages, merchandise or other property will be received in the Building or carried up or down the elevators except between such hours and in such elevators as shall be designated by Landlord.  In the event Landlord permits use of the Building’s loading dock and/or elevators after normal Building hours, then Landlord shall have the right to impose reasonable charges on Tenant for such use.  Landlord shall have the right to prescribe the weight, size and position of all safes, furniture, files, bookcases or other heavy equipment brought into the Building.  Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof.  Landlord will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of Tenant.

Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.  The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.

22.                                 No Tenant shall place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law.  No Tenant shall mark, or drive nails, screws or drill into, the partitions, woodwork or plaster or in any way deface such Premises or any part thereof.

23.                                 There shall not be used in any space, or in the public areas of the Building, either by Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve.  No other vehicles of any kind shall be brought by any Tenant into or kept in or about the Premises.

24.                                 Each Tenant shall store all its trash and garbage within the interior of its Premises.  No materials shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in this area without violation of any law or ordinance governing such disposal.  All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord may designate.

25.                                 Canvassing, soliciting, distributing of handbills or any other written material, and peddling in the Building are prohibited and each Tenant shall cooperate to prevent the same.  No Tenant shall make room-to-room solicitation of business from other tenants in the Building.

26.                                 Landlord reserves the right to exclude or expel from the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of alcohol or drugs or who is in violation of any of the rules and regulations of the Building.

27.                                 Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

28.                                 Tenant shall comply with all energy conservation, safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

29.                                 Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

30.                                 The requirements of Tenants will be attended to only upon application at the office of the Building by an authorized individual.  Employees of Landlord shall not perform any work or do anything outside of their regular duties unless given special instructions from Landlord, and no employees will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

31.                                 Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or Tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all Tenants of the Building.

32.                                 Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein.  Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

33.                                 All wallpaper or vinyl fabric materials which Tenant may install on painted walls shall be applied with a strippable adhesive.  The use of nonstrippable adhesives will cause damage to the walls when materials are removed, and repairs made necessary thereby shall be made by Landlord at Tenant’s expense.

34.                                 All work proposed by Tenant in the Premises must be pre-approved by Landlord.  Tenant will refer all contractors, contractors representatives and installation technicians, rendering any service to Tenant, to Landlord for Landlord’s supervision, approval, and control before performance of any contractual service.  This provision shall apply to all work performed in the Premises and other portions of the Building, including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

35.                                 Tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical fixtures, or heating apparatus so that such accidents or defects may be attended to properly.

36.                                 Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant’s employees, agents, clients, customers, invitees and guests.

37.                                 These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any Lease of Premises in the Building.

38.                                 Smoking of tobacco products (including, but not limited to, cigarettes, cigars, pipes or similar utensils) is expressly prohibited in the lobby, hallways, elevators, building entrances, restrooms, stairwells and common areas in and around the Building.  Tenant shall not permit any of its employees, agents, servants, licensees, contractors or invitees to smoke in those areas specified in the immediately preceding sentence.  Tenant further agrees either (i) to prohibit smoking within the Premises, or (ii) if smoking is permitted by Tenant within the Premises, to take, at Tenant’s sole expense, such steps (which steps may include, but not be limited to, installing exhaust equipment to supplement the Building’s heating, ventilation and air conditioning system) as shall be required by Landlord to avoid any infiltration of smoke from the Premises into the space of other tenants or the common areas in the Building.  Tenant further agrees that if Tenant shall have taken steps to reduce or eliminate infiltration of smoke into the space of other tenants, and, notwithstanding these steps, smoke from the Premises continues to be a nuisance to other tenants in the Building, then Landlord shall have the right to prohibit smoking in the Premises altogether.  Tenant acknowledges and agrees that (a) Landlord has the right under this paragraph to restrict and/or prohibit smoking in the Premises, (b) smoking in the Premises is not an absolute or inherent right of Tenant and (c) Landlord’s determination that smoking in the Premises must be abated shall be final.  To enable smokers to have an area outside of the Building in which to smoke, the Landlord shall designate from time to time specific areas where smoking is permitted, to the extent permitted by applicable laws and regulations.  Smokers are required to keep all designated smoking areas clean, attractive and free of litter.  In order to comply with present or future laws, regulations or guidelines of governmental entities relating to workplace health and safety, Landlord retains the right to further alter, move or eliminate such smoking areas from time to time and to establish regulations relating thereto as Landlord reasonably deems necessary or appropriate.

39.                                 All appliances, fixtures, equipment and other devices located in the Premises and to be connected to a water source, including, without limitation, dishwashers, ice making machines, coffee makers and refrigerators and freezers, shall be connected to such water source using only copper piping with either copper compression fittings, flanged fittings, or soldered connections.  No plastic tubing or other plastic lines, plastic connectors or plastic valves shall be used in the connection of any such items.

EXHIBIT “B”

TENANT LEASE ESTOPPEL CERTIFICATE

TO:
RE:	Property Address:
Lease Date:
Between:	Landlord
and	Tenant
Rentable Floor Area of Leased Premises:
Suite No.
Floors:

The undersigned, Tenant under the above-referenced lease (“Lease”) a copy of which is attached hereto, certifies to the addressee(s) identified above, the following:

1.                                       The Lease has not been cancelled, modified, extended or amended except as follows:                                                        .

2.                                       Tenant has not prepaid any rent to Landlord other than (a) monthly rent due and payable under the Lease not more than one (1) month in advance and (b) Tenant’s Prorata Share of Operating Expenses as set forth in paragraph 6, below.

3.                                       To the best of Tenant’s knowledge and belief, the Lease is in full force and effect, and Landlord has not given Tenant any notice of termination or default thereunder, except as follows:                                                                 and Tenant has no defenses, claims, or counterclaims against the enforcement of the Lease except as follows:                                                                                                                                                                                                            .

4.                                       That a security deposit in the amount of $0.00 is being held by Landlord, which amount is not subject to any set off or reduction or to any increase for interest or other credit due to Tenant.

5.                                       The Lease Term commenced on                                                   , expires on                                              , and contains only the following renewal rights:                                                                                    ; and the following expansion and contraction rights:                                                                                                .

6.                                       All work to be performed for Tenant under the Lease to date has been performed as required and has been accepted by Tenant, except                                    .

7.                                       Tenant’s current Monthly Rental obligation under the Lease is $                           and the current annual Tenant’s Prorata Share of Operating Expenses under the Lease is $                                .  Tenant has paid Monthly Rental and Tenant’s Prorata Share of Operating Expenses through                             .  There are no “free rent” or similar concessions under the remaining term of the Lease except as follows:                                                                                                                                              ..

8.                                       The Premises are being used for the purpose described in the Lease.

9.                                       To the best of Tenant’s knowledge and belief, no uncured breach or default exists under the Lease, and no facts or circumstances exist which, with the passage of time or the giving of notice, or both, would constitute a breach or default under the Lease, except as follows:                                                                                                                                                                                                                            .

10.                                 Tenant will certify as to other matters as follows:                                                                                                                                                                            .

Tenant:

WORLDSPAN, L.P., a Delaware limited partnership

By:
Typed Name:
Title:

Dated:

B-1

EXHIBIT “C”

Added to and made part of Lease Agreement between
300 Galleria Parkway Associates, a Texas limited partnership (“Landlord”)
and Worldspan, L.P., a Delaware limited partnership (“Tenant”).

Suite:  2100
Rentable Square Feet:
Useable Square Feet:

C-1

EXHIBIT “D”

JANITORIAL SPECIFICATIONS

(It is understood that wherever the terms “adequate” or “as required” or “as necessary” or “if necessary” are indicated in the specifications, these terms shall be construed to mean “as determined by the Client or Janitorial Consultant.” The intent of the Janitorial Specifications is to act as a general guideline for the janitorial company to follow when cleaning the premises.  The janitorial services are to be consistent with janitorial services provided to other class A commercial office buildings in metro Atlanta Georgia.  The Client reserves the unilateral right to amend the Janitorial Specifications at any time for any reason as long as there is not a material change in the scope of the Janitorial Specifications.)

ASH TRAYS AND URNS

All ashtrays will be emptied only into approved metal containers. Pick up ashtray by placing the palm of the hand over the top of the tray.  If heat is felt, the contents of the tray must be thoroughly soaked before emptying to prevent fire.  They will be wiped clean and dry.  Sift all sand urns nightly.  Supply and replace sand as necessary to maintain a neat appearance.

BASEMENT AND SERVICE AREAS

All trash will be removed from basement, janitorial, mechanical and storage rooms and other service areas nightly.  All hard surfaced floors will be swept and damp mopped as needed.  Janitorial sinks and drains will be kept clean.  Spot clean doors, walls, cove base, etc. to maintain a good clean condition.  Maintain an orderly arrangement of all supplies and equipment stored in these areas.

BLINDS

All window and door blinds will be dusted thoroughly with a treated duster or cloth that is able to reach high areas.

BREAKROOM / RESTAURANT

Dining area including tables and counter tops will be wiped and carpet vacuumed.  Table and chair legs will be dusted and wall will be kept clean.

CARPETS

All carpet in tenant space and common area will be vacuumed thoroughly. Care will be taken to avoid damaging furniture, baseboards, and walls.  Contractor will not be responsible for the removal of staples in the carpet.  Spot clean carpet on an as needed basis.

CARPET CLEANING

Carpets in common areas will be steam-cleaned as part of a preventative/corrective program to remove ground-in soil, on an as-needed basis.  Alternate methods to clean areas may be used if approved by Building Management.

CARPET EDGING

Detailed edge vacuuming will be performed around all baseboards, furniture edges, and in hard-to-reach places.

COMMODES AND URINALS AND DRAINS

Commodes and urinals will be cleaned and sanitized inside and out.  Sanitizing will be performed using an approved disinfecting agent.  Bright metal surfaces will be dry shined.  Drains will be kept free of debris and deodorized as needed.

DUMPSTERS AND COMPACTORS

All trash, (non-recyclables, if applicable), and debris shall be placed in dumpsters and/or compacted in compactors.  Disinfect and deodorize around this area as needed.  Keep areas around the dumpster free of debris.  Sweep, hose down, or mop entire area as needed.  Contractor shall be responsible of notifying, in writing, the Managing Agent of any malfunction of equipment and of deficient or insufficient service requirements.  Construction material should never be placed in compactor.

ELEVATOR DOOR TRACKS AND FRAMES

Elevator door tracks and frames will be cleaned and polished, keeping them free of dirt and debris.

ELEVATOR FLOORING

Elevator carpets will be vacuumed thoroughly.  Spot cleaning of spills and stains will be performed on an as needed basis.  Elevator carpets will be shampooed on a quarterly basis.  Hard surface floor coverings will be damp mopped, sprayed, and buffed when needed.

ELEVATOR LOBBIES

Elevator hardware and elevator doors will be cleaned and wiped dry.  Elevator tracks will be kept clean of dirt and debris.  Cleaning materials will be approved by Client for any bronze or brass elevator doors and frames.  Contractor will be held responsible for any damage to metal surfaces.

ELEVATOR WALLS

Elevator panels will be damp wiped to remove dust, soil, and smudges.  Polished metal, control surfaces, and handrails will be wiped dry and shined.

ENTRANCE AREAS

All glass doors and side panels will be cleaned and dry shined on both sides.  Smudges and fingerprints will be wiped from all metal hardware on all doors.

ENTRANCE MATS

Fabric coated entrance mats will be vacuumed.  Rubber, vinyl, and door mat inserts will be swept or brushed with recessed catch basins being cleaned of all debris.

EXTERIOR GROUNDS

Keep sidewalks, steps, walks, and landscaped areas swept and free of debris in parking deck and around perimeter of building.  Mop exterior paver tiles at building entrances.  Remove all cigarette butts on a nightly basis.  Police storm drain grilles and ventilation grilles.

EXTERIOR STAIRWAYS

All exterior stairwells, steps and landings will be swept and all trash and debris removed. Handrails, fire extinguishers, signage, piping, etc. will be detail cleaned.

EXTERIOR STRUCTURE

Exterior glass at building entrances will be spot cleaned.  Exterior patio furniture shall have dirt, pollen, dust and debris removed nightly and all tables wiped down.

FLAT SURFACE DUSTING

All flat surfaces under six feet will be dusted with a soft, treated dust cloth.  These areas will include, but not be limited to, desks, tables and other furniture, file cabinets, ledges, shelves, sills, and any other flat surfaces.  Dusting of desktops will be limited to areas free of work papers.  Desks that are covered with work papers will not be dusted.  Horizontal surfaces of chairs will be dusted and fabric upholstered surfaces will be spot whisked.  All chairs will be replaced in their proper position to maintain an orderly appearance.

GLASS

All inter-office glass panels are to be spot cleaned to remove any fingerprints and smudges.  Building and tenant entrance doors will be cleaned inside and out, around handles, knobs and panic bars to remove soil smudges and fingerprints up to 72” in height.  The glass over the directory will also be cleaned the same frequency as the doors.  The remainder of the glass will be spot cleaned as necessary.

HARD SURFACE FLOOR CLEANING

All tile, marble, wood, parquet, and other floor surfaces throughout the building, including stock rooms, kitchenettes, and break areas, will be dust mopped and thoroughly damp mopped to maintain a clean and stain-free appearance.  Remove any gum, tar, etc., adhering to floor surfaces.

HARD SURFACE FLOOR MAINTENANCE

Hard surface floors will be stripped, sealed, and refinished as often as needed to maintain a deep shine and scratch-free appearance.  Any necessary repair to floor surfaces due to negligence of cleaning Contractor shall be the sole responsibility of the Contractor.

HARD SURFACE FLOOR PREVENTATIVE

Tile areas of composition floors will be sprayed and buffed.   All hard surface floors will be power scrubbed as needed to maintain a deep shine and scratch-free appearance.

HARDWARE

Lobby hardware, including metal directory surfaces, elevator hardware, metal door handles, panic bars, metal baseboards, push plates, and kick plates will be wiped with a dry treated cloth to remove fingerprints and smudges.  These areas will also be buffed with a dry cloth to achieve a shiny surface.  Painted or polished metal railings will be kept free of dust and smudges by wiping with a dry cloth.

HIGH DUSTING

Clean vents, electrical fixtures, heating and air conditioning grills including surrounding wall and ceiling areas, picture frames, wall hangings, and ledges above six feet. Lights are to be thoroughly dusted with a treated duster which is able to reach high areas, or a dust cloth.  In service and basement areas, include exposed pipes, ducts, conduit, and all mechanical and electrical equipment.

INTERIOR STAIRWELL CLEANING

All stairwells, steps, and landings will be swept, dust mopped and thoroughly damp mopped to maintain a clean stain free appearance.  Handrails, fire extinguishers, signage, piping, etc. will be detail cleaned.  Spot clean walls as needed.

INTERIOR STAIRWELL TRASHING

All interior stairwell handrails shall be dusted and all trash and debris removed.

LOADING DOCKS

The entire area shall be kept free of trash and debris.  Keep entire area swept including walk-off mats.  Hose down or mop entire area, disinfect, and deodorize as needed.  Keep all floor surfaces clean, including truck area and ramp.  Pressure wash as needed.

LOW DUSTING

Furniture legs, chair rungs, structural and furniture ledges, door louvers, windowsills, wood paneling, vinyl or wood base molding and other low areas will be dusted with a treated cloth.

MARBLE WALLS

Marble wall areas, from floor to ceiling, shall be kept clean and free of streaks.

METALWORK

Horizontal surfaces of anodized exterior doors and window framework below eighty-four inches will be dusted with a dry cloth.

MIRRORS

Wash and polish all mirrors with a non-scratch disinfectant and dry shined.

PLANTERS

Remove debris and polish all interior planters.

PRODUCTION RATE

The total number of square feet cleaned per hour by one cleaner.

RESTROOM FLOORS

Floors will be swept free of loose paper and debris.  Floors will be wet mopped with a detergent disinfectant solution using a scrapper or steel wool to remove adherents.  Carpet will be vacuumed in traffic areas and spot cleaned as needed to remove spillage or stains.  Remove any gum, tar, etc., adhering to floor surfaces.

RESTROOM PAPER PRODUCTS AND SUPPLIES

Re-stock all restrooms with supplies, including toilet tissue, hand soap, paper towels, and sanitary products.  Tissue rolls should feed over the top and should be replaced when 3/4 empty.  No extra rolls should be left in the stall.  Fill soap dispensers and keep them clean and polished.  All dispensers shall be maintained to assure proper working order.

RESTROOM / BREAKROOM SINKS

Sinks will be cleaned and sanitized.  Bright metal surfaces including faucets, grab bars, dispensers, and flushometers, will be cleaned with a non-scratch disinfectant and will be dry shined.  Vanity surfaces will be damp wiped and sanitized.

RESTROOM STALL PARTITIONS

Partition walls will be wiped down and sanitized on both sides and shall be left in a non-streaked condition.  Partition tops will be dusted.

RESTROOM/SHOWER WALLS

Walls and doorframes will be spot cleaned to remove water splashes, runs, soap, fingerprints, mildew, and smudges.

RESTROOM WASTE RECEPTACLES

All waste receptacles will be emptied and wiped clean.  The liner will be replaced to maintain a clean and orderly appearance.  Sanitary napkin disposal containers will be emptied, sanitized, and wiped dry. The wax paper liner will be replaced.  If applicable, all metal housing units will be damp wiped to remove streaks and runs.

SIGNAGE

Clean interior and exterior signage free of dust, debris, fingerprints, etc. on an as needed basis.

TELEPHONES

All telephones, including elevator handsets, will be sanitized and wiped dry.

UPHOLSTERED FURNITURE

All upholstered furniture will be vacuumed with the proper attachments.

VACANT SPACE

Clean and vacuum spaces one time upon move out of tenant.

WALLS

Wall surfaces around light switches, doorknobs, handrails, and other traffic areas are to be spot cleaned.

WASTEBASKET RECEPTACLES

All waste receptacles will be emptied, and returned to their original locations.  The liner will be replaced when necessary, no less than once per week, with all liners fitting neatly and with a minimum of overhang.  If applicable, all surfaces will be damp wiped to remove streaks and runs as needed.  All trash, including labeled recyclable materials (where applicable), will be removed to a designated area.  Recycling containers will be provided for the Contractor’s use.

WATER FOUNTAINS

Water fountain dispensing areas and bowls will be washed with a disinfectant solution and dry shined to insure a clean, healthy condition.  The sides of the metal housing unit will be wiped with a damp cloth to remove streaks and runs.

WOOD DOORS

All exterior and interior wood doors, including frames & hinges, will be wiped down.

EXHIBIT “E”

SECURITY SERVICES

Security officer posts for the 300 Galleria consists of a lobby position at the North lobby security desk which is staffed from 6AM until 12 midnight Monday through Friday and from 7AM until 11PM on Saturday and from 8AM until 8PM on Sunday; a post at the South lobby on the second level which is staffed from 7AM until 6PM Monday through Friday and a loading dock post that is shared with the 200 building and is staffed from 7AM until 3PM Monday through Friday.  These officers monitor pedestrian traffic in and out of the building, process visitors, question those who appear to be lost, provide information about building issues, respond to emergency situations, monitor closed circuit television cameras, stay abreast of events pertaining to the building via Property Management access authorizations, respond to tenant complaints and provide a visible deterrent to improve building security. These officers are to remain in the general area of their post but they are flexible to respond to the various situations that may arise.

Additionally, an officer patrols the parking decks Monday through Friday from 7AM until 6PM and all the officers are supported by a Supervisor who is on duty

24 hours a day, 7 days a week.  These positions are responsible for monitoring vehicular traffic, patrolling the parking decks, responding to emergency situations, investigating tenant complaints, writing reports on unusual incidents, controlling parking around the property, provides tenant services such as jump starts and opening locked cars, and escorts for the tenant employees.  During the evening hours, there is an additional officer who patrols the interior of two buildings and monitors the cleaning service, any contractor work taking place as well as any vendors who may be in the building.  This officer makes random patrols and is also checking the security of the buildings mechanical, electrical and janitorial areas as well as checking tenant corridor doors.

The building is equipped with a card access security system whereby tenant employees can enter the building unassisted as their access level permits.  There are intercom stations located at each exterior door for those persons who are requesting access during security hours but do not have an access card.  The intercoms are monitored at the Security Operations Control Center which is staffed on a 24 / 7 basis.  The control center monitors and digitally records all the complex CCTV cameras, monitors the intercom system, the fire alarm system, the access control system and the security telephones.

The complex is patrolled by four clearly marked Security trucks that are equipped with an amber light bar that is used any time the vehicle is in use.  This high visibility creates a noticeable security presence and helps reduce criminal activity.

E-1

EXHIBIT “F”

SUBORDINATION AGREEMENT, ACKNOWLEDGEMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NONDISTURBANCE AGREEMENT

F-1

EXHIBIT “G”

PARKING SPACES

G-1

EXHIBIT “H”

ENGINEERING SERVICES

CATEGORY	CHARGE	NO CHARGE	IN-HOUSE	CONTRACTOR	COMMENTS
PLUMBING
Coffee Makers	X		X	X	Engineer will check & inform tenant if contractor is required.
Ice Makers	X		X	X	Engineer will check & inform tenant if contractor is required.
Dishwashers	X		X	X	Engineer will check & inform tenant if contractor is required.
Disposals	X		X	X	Clogs removed in-house, when possible; operational problems repaired by contractor.
Drains/P-Traps	X		X
Faucets	X		X
Water Heaters				X	Engineer will check & inform tenant if contractor is required.
Trap Primers				X	Engineer will check & inform tenant if contractor is required.
ELECTRICAL
Repair/replace existing outlets		X	X
Repair light fixtures: Building Standard (Two tube 2x4; 2x2; or can lights with prior written approval)		X	X
Repair light fixtures: Non-building Standard	X		X
Change ballasts: Building Standard		X	X
Change ballasts: Non-building Standard	X		X
New Installation: (dedicated outlets, doorbells, etc.)				X
Cubicle Repairs				X	Engineer will check & inform tenant if contractor is required.
Building Standard Existing Switches		X	X
Electroconnects for lighting		X	X
Stoves				X	Engineer will check & inform tenant if contractor is required.
Microwaves				X	Engineer will check & inform tenant if contractor is required.
Circuit Analysis		X	X
LAMP REPLACEMENT - All non-building standard lamps should be stocked by Tenant. Engineering will order lamps and rebill Tenant.
Downlights: Building Standard (69A/SS/XL)		X	X
Downlights: Non-building Standard	X		X		No labor unless after hours required by the tenant. Tenant maintains stock.
Fluorescent Lamps: Building Standard (F34/WW/SS, F34/CW/SS or FB40/WW U-tubes with prior written approval)		X	X
Fluorescent Lamps: Non-building Standard	X		X		No labor unless after hours required by the tenant. Tenant maintains stock.
Artwork 0Lighting	X		X		No labor unless after hours required by the tenant. Tenant maintains stock.
Desks/Cubicles	X		X		No labor unless after hours required by the tenant. Use tenant stock.
HVAC
Trouble Calls		X	X
Exhaust Fan Repairs				X	Engineer will check & inform tenant if contractor is required.
Supplementary A/C Units	X		X	X	Charge for after-hours call-in to verify base building services.
IAQ Complaints		X	X		48 hour response time.
Overtime A/C	X		X		Per written agreement.

FURNITURE REPAIR
File Cabinets	X		X	X	A minimum one hour charge if 15 minutes or more is spent on repair.
Lock Repair	X		X	X	A minimum one hour charge if 15 minutes or more is spent on repair.
Stuck Drawers	X		X		A minimum one hour charge if 15 minutes or more is spent on repair.
Hinge Repair	X		X		A minimum one hour charge if 15 minutes or more is spent on repair.
Assembly/Disassembly	X		X	X	Only minor jobs at CKP discretion.
DOOR LOCKS/HARDWARE
Hinges		X	X
Manual Locks: Building Standard (including ALL interior locks, passage sets & entry locks)		X	X
Manual Locks: Non Building Standard (including ALL interior locks, passage sets & entry locks)	X		X	X	Only minor repairs with available resources
Electric Locks/Electric Hinges	X		X	X	Engineer will check base building services and notify tenant.
Cardkey	X			X	Engineer will check base building services and notify tenant.
Replace/Adjust Closers: Building Standard		X	X
Replace/Adjust Closers: Non Building Standard	X		X	X
Door Frames	X		X	X	Minor adjustments only.
FINISHES
Wallpaper	X		X	X	Only minor repairs in house with available resources.
Cove Base: Building Standard		X	X	X	Only minor repairs in house with available resources.
Cove Base: Non Building Standard	X		X	X	Only minor repairs in house with available resources.
Ceiling Tile: Building Standard		X	X
Ceiling Tile: Non-building Standard	X		X	X	Tenant maintains stock.
Blinds/Curtains repair	X		X	X	A minimum one hour charge if 15 minutes or more is spent on repair.
Floor Repair (tile, carpet,wood)	X			X	A minimum one hour charge if 15 minutes or more is spent on repair.
Woodwork (clean, repair, etc.)	X			X
MISCELLANEOUS
Noise problems		X	X
Move Furniture (One item <50 lbs.)	X		X	X	Left up to the Engineer’s discretion.
Move Furniture (Multiple items and/or one item >50 lbs.)	X		X
Loan Tools					Engineers are NOT permitted to loan tools to tenants or their contractors.
Hang Pictures/Whiteboard/Coat Hooks	X		X
Cable TV Installation	X			X
Emergency Re-key	X			X	Additional charge for immediate response.
Non-emergency Re-key	X			X
Vehicle Service (jumpstart, inflate tire)		X	X		Billable at current hourly rate.
Window Washing		X		X

RESTROOMS
Finishes: Building Standard (tile, partitions, brightwork, granite, doors and hardware)		X	X	X
Finishes: Non Building Standard (tile, partitions, brightwork, granite, doors and hardware)	X		X	X
Fixtures: Building Standard (toilets, urinals, faucets, soap dispensers, waste receptacles, towel dispensers & light fixtures)		X	X	X
Fixtures: Non Building Standard (toilets, urinals, faucets, soap dispensers, waste receptacles, towel dispensers & light fixtures)	X		X	X
Flush Valves & Touch Free Equipment: Building Standard		X	X	X
Flush Valves & Touch Free Equipment: Non Building Standard	X		X	X

ALL NON-BUILDING STANDARD TENANT WORK MUST BE PERFORMED BEFORE OR AFTER NORMAL ENGINEERING HOURS.